[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Exhibit 10.2

AS AMENDED BY AMENDMENT NO. 4

CREDIT AGREEMENT

among

DOLE FOOD COMPANY, INC.,

as BORROWER,

VARIOUS LENDERS

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT

Dated as of April 12, 2006,

as amended on March 18, 2009,

as amended on October 26, 2009,

as amended on March 2, 2010,

as amended on July 8, 2011

BANK OF AMERICA, N.A.

and

WELLS FARGO CAPITAL FINANCE, LLC,

as CO-SYNDICATION AGENTS,

JPMORGAN CHASE BANK, N.A.

THE BANK OF NOVA SCOTIA,

and

U.S. BANK NATIONAL ASSOCIATION,

as CO-DOCUMENTATION AGENTS

and

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO CAPITAL FINANCE, LLC

as JOINT LEAD ARRANGERS

and

DEUTSCHE BANK SECURITIES INC.

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as JOINT BOOK RUNNING MANAGERS

-i-

(continued)

-ii-

(continued)

		Page

9.12.	Use of Proceeds	90
9.13.	Ownership of Subsidiaries	90
9.14.	Maintenance of Company Separateness	91
9.15.	Performance of Obligations	91
9.16.	Margin Stock	91
9.17.	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	92

SECTION 10.	Negative Covenants	92

10.01.	Changes in Business; etc.	92
10.02.	Consolidation; Merger and Sale of Assets; etc.	92
10.03.	Liens	94
10.04.	Indebtedness	97
10.05.	Advances; Investments; Loans	100
10.06.	Restricted Payments; etc.	102
10.07.	Transactions with Affiliates	103
10.08.	Fixed Charge Coverage Ratio	103
10.09.	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.	103
10.10.	Limitation on Issuance of Equity Interests	104
10.11.	Limitation on Certain Restrictions on Subsidiaries	104
10.12.	Special Restrictions Relating to Principal Property	105
10.13.	No Additional Deposit Accounts; etc.	105

SECTION 11.	Events of Default	106

11.01.	Payments	106
11.02.	Representations, etc.	106
11.03.	Covenants	106
11.04.	Default Under Other Agreements	106
11.05.	Bankruptcy, etc.	106
11.06.	ERISA	107
11.07.	Security Documents	107
11.08.	Guaranties	108
11.09.	Judgments	108
11.10.	Ownership	108
11.11.	Denial of Liability	108

SECTION 12.	The Administrative Agent	109

12.01.	Appointment	109
12.02.	Nature of Duties	109
12.03.	Lack of Reliance on the Administrative Agent	110
12.04.	Certain Rights of the Administrative Agent	110
12.05.	Reliance	110
12.06.	Indemnification	110

-iii-

(continued)

-iv-

SCHEDULE

SCHEDULE I	[Reserved]
SCHEDULE II	[Reserved]
SCHEDULE III	[Reserved]
SCHEDULE IV	Existing Indebtedness
SCHEDULE V	[Reserved]
SCHEDULE VI	Plans
SCHEDULE VII	Capitalization
SCHEDULE VIII	Subsidiaries
SCHEDULE IX	Existing Investments
SCHEDULE X	[Reserved]
SCHEDULE XI	[Reserved]
SCHEDULE XII	[Reserved]
SCHEDULE XIII	Non-Guarantor Subsidiaries, Excluded Foreign Subsidiaries
SCHEDULE XIV	[Reserved]
SCHEDULE XV	[Reserved]
SCHEDULE XVI	Transactions with Affiliates
SCHEDULE XVII	[Reserved]
SCHEDULE XVIII	Existing Liens

EXHIBIT

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of Revolving Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT C	Form of Letter of Credit Request
EXHIBIT D	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E	[Reserved]
EXHIBIT F	[Reserved]
EXHIBIT G	[Reserved]
EXHIBIT H	[Reserved]
EXHIBIT I	[Reserved]
EXHIBIT J	[Reserved]
EXHIBIT K	[Reserved]
EXHIBIT L	[Reserved]
EXHIBIT M	Form of Borrowing Base Certificate
EXHIBIT N	Form of Intercompany Note
EXHIBIT O	[Reserved]
EXHIBIT P	[Reserved]
EXHIBIT Q	Form of Assignment and Assumption Agreement
EXHIBIT R	Form of Incremental Commitment Agreement
EXHIBIT S	Form of Landlord Personal Property Collateral Access Agreements

-vi-

CREDIT AGREEMENT, dated as of April 12, 2006, as amended on March 18, 2009, as further amended on October 26, 2009, as further amended on March 2, 2010 and as further amended on July 8, 2011, among DOLE FOOD COMPANY, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, DEUTSCHE BANK AG New York Branch (“DBNY”), as Administrative Agent, BANK OF AMERICA, N.A. and WELLS FARGO CAPITAL FINANCE, LLC, as Co-Syndication Agents, JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WELLS FARGO CAPITAL FINANCE, LLC, as Joint Lead Arrangers and DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Book Running Managers. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Obligations” shall have the meaning provided in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“ABL Secured Parties” shall have the meaning provided in the Intercreditor Agreement.

“Account” shall mean an “account” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Account Debtor” shall mean each Person who is obligated on an Account, chattel paper, or a General Intangible.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower, which assets are acquired by the Borrower or any of its Subsidiaries or (y) any Person, which shall, as a result of the acquisition of its Equity Interests, become a Subsidiary of the Borrower (or shall be merged with and into the Borrower or another Subsidiary of the Borrower).

“Act” shall have the meaning provided in Section 13.18.

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 9.11.

“Additional Mortgage” shall have the meaning provided in Section 9.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 9.11(a).

“Additional Security Documents” shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Section 9.11, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Adjustment Date” shall mean the first day of each Fiscal Quarter of the Borrower.

“Administrative Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person; provided that such Person is required to filed a Form 13D and is not permitted to file a Form 13G, in each case, with the SEC on account of such possession or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall mean the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and each Lead Arranger and shall include any successor to any such Person appointed pursuant to Section 12.09.

“Agent Advance” shall have the meaning provided in Section 2.01(e).

“Agent Advance Period” shall have the meaning provided in Section 2.01(e).

“Aggregate Exposure” at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Euro Denominated Loan and each Sterling Denominated Loan then outstanding), (ii) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time and (iii) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed refinanced and/or replaced from time to time.

“Amendment 1” shall mean Amendment 1 to this Agreement, dated as of March 18, 2009.

“Amendment No. 4” shall mean Amendment No. 4 to this Agreement, dated as of July 8, 2011.

“Amendment No. 4 Effective Date” shall mean July 8, 2011.

“Applicable Commitment Commission Percentage” shall mean for Revolving Loan Commitments, for each day on which the Aggregate Exposure is (i) less than or equal to 50% of the Total Commitment, 0.50%, (ii) greater than 50% of the Total Commitment, 0.375%.

“Applicable Margin” shall mean, in the case of Loans maintained as (A) Base Rate Loans 1.00% and (B) Euro Rate Loans, 2.00%; provided that the Applicable Margin shall be adjusted quarterly on a prospective basis on each Adjustment Date (commencing with the Adjustment Date following the Borrower’s third Fiscal Quarter of 2011) in accordance with the table below based on the Average Historical Borrowing Availability for such Adjustment Date:

Average Historical Borrowing Availability	Euro Rate Revolving Loan and Euro Rate Margin	Base Rate Revolving Loan and Swingline Loan Base Rate Margin
Less than 33% of the Total Commitment	2.25%	1.25%
Greater than or equal to 33% of the Total Commitment but less than 66% of the Total Commitment	2.00%	1.00%
Greater than or equal to 66% of the Total Commitment	1.75%	0.75%

The Applicable Margin as so determined shall apply, except as set forth in the succeeding sentence, from the relevant Adjustment Date to the next Adjustment Date. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall be the highest set forth in the table above at all times during which there shall exist any Specified Default or any Event of Default.

“Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Domestic Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by the Borrower of its own capital stock and the sale of stock of any Foreign Subsidiary) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $15,000,000 in the aggregate in any Fiscal Year of the Borrower or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by the Borrower or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an “Asset Sale” for purposes of this definition.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit Q (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, the Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer or any Assistant Treasurer of the Borrower and any other person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or any financial officer of the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

“Available Currency” shall mean Dollars, Euros and Sterling.

“Average Historical Borrowing Availability” shall mean, at any Adjustment Date, the average daily Borrowing Availability for the three-month period immediately preceding such Adjustment Date (with the Borrowing Base for any such day used to determine “Borrowing Availability” calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 9.01(n)).

“Back Stop Arrangements” shall mean, collectively, Letter of Credit Back Stop Arrangements and Swingline Back-Stop Arrangements.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, on any date, the highest of (i) the Prime Lending Rate on such date, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate on such date and (iii) the Eurodollar Rate for Loans in Dollars for an Interest Period of one month commencing on such date plus 1.00%.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Bermuda Company” shall mean Solvest, Ltd., a company organized under the laws of Bermuda.

“Bermuda Partnership” shall mean Dole Foreign Holdings, Ltd., a limited liability company organized under the laws of Bermuda.

“Bermuda Partnership Partner #1” shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the Borrower.

“Bermuda Partnership Partner #2” shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the Borrower.

“Bermuda Partnership Partners” shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower Common Stock” shall mean the issued and outstanding common stock, par value $0.001 per share, of the Borrower.

“Borrowing” shall mean the borrowing of one Type of Loan from all the Lenders having Revolving Loan Commitments (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

“Borrowing Availability” shall mean, as of any date of determination, (i) the lesser of (x) the Total Commitment and (y) the Borrowing Base minus (ii) the Aggregate Exposure.

“Borrowing Availability Limitation” shall mean at any time that the Borrowing Availability at such time is less than (x) in all cases other than as provided in clause (y), the greater of (a) $55,000,000 and (b) 20% of the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base and (y) in the case of Section 9.01(n), the greater of (a) $35,000,000 and (b) 12.5% of the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base.

“Borrowing Base” shall mean, as of any date of determination, the result of:

(a) 85% of the amount of Eligible Accounts (determined in the case of Eligible Accounts denominated in Canadian Dollars by using the Dollar Equivalent thereof), plus

(b) the lower of

(i) 75% of the lower of (x) cost (determined on a first-in first-out basis) in accordance with U.S. GAAP and (y) fair market value of Eligible Inventory; and

(ii) the sum of 85% of the Net Orderly Liquidation Value of Eligible Inventory included in each of the Borrower’s Business Segments (e.g., on the Amendment No. 4 Effective Date, calculated as the sum of (x) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Dole Packaged Foods, LLC plus (y) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Dole Fresh Vegetables, Inc. plus (z) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Dole Fresh Fruit Company), minus

(c) the sum of (i) the PACA Reserve, (ii) Dilution Reserve, (iii) Rent Reserve, (iv) the Inbound Freight Reserve, (v) a reserve on any date equal to the aggregate principal amount of Existing 2013 Senior Notes or Existing 2014 Senior Notes maturing within 91 days following such date; provided that such reserve shall not apply to the extent the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent in its Permitted Discretion that it has funds available for the repayment of such Existing Senior Notes upon maturity) and (vi) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.01(d) with respect to the Borrowing Base.

“Borrowing Base Certificate” shall have the meaning provided in Section 9.01(n).

“Business Day” shall mean, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Business Segment” shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 “Disclosure about Segments of an Enterprise and Related Information.”

“Canadian Dollars” shall mean the freely transferable lawful currency of Canada.

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person with respect to fixed or capital assets which should be capitalized in accordance with U.S. GAAP during such period (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP), but excluding (i) any expenditures representing the reinvestment of the Net Sale Proceeds of any Asset Sale or any proceeds of any casualty event and (ii) any expenditures out of the proceeds of any long-term Indebtedness (other than the Loans).

“Capital Lease,” as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of any Person shall mean all obligations under such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” shall mean (i) Dollars, Euros, Sterling, Swedish Krona and, in the case of any of Foreign Subsidiaries of the Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, the United Kingdom, Sweden, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Borrower’s Foreign Subsidiaries.

“Cash Management Control Agreement” shall mean a “control agreement” in form and substance acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the Collection Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03.

“Change in Law” means the occurrence, after the Amendment No. 4 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower;

(ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors; or

(iii) a “change of control” or similar event shall occur as provided in any Term Credit Document, the Existing Senior Notes or any Permitted Refinancing Indebtedness in respect thereof.

“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

“Claims” shall have the meaning provided in the definition of “Environmental Claims.”

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Amendment No. 4 Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 11 or any Credit Document and all Additional Collateral, if any. It is understood and agreed that the term “Collateral” shall not include any Property which constitutes Excluded Collateral, for so long as same constitutes Excluded Collateral.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collection Account” shall mean each account established at a Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“Collection Banks” shall have the meaning provided in Section 5.03(b).

“Commingled Inventory” shall mean Inventory of the Borrower or any Subsidiary Guarantor that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than the Borrower or any Subsidiary Guarantor) at a location owned or leased by the Borrower or any Subsidiary Guarantor to the extent that such Inventory of the Borrower or a Subsidiary Guarantor is not readily identifiable.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Commodity Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the Borrower and its Subsidiaries.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Compliance Period” shall mean any period (x) commencing on the date on which the Borrowing Availability is less than the Minimum Availability Amount for three consecutive Business Days and (y) ending on the first date thereafter on which the Borrowing Availability has been equal to or greater than the Minimum Availability Amount 30 consecutive days.

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

“Consolidated EBITDA” shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period (including non-cash share-based compensation expense), to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Refinancing or any Permitted Refinancing Indebtedness in respect of the Specified Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, and (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for U.S. GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for U.S. GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding anything to the contrary in the definition of Pro Forma Basis, no adjustment shall be made to such amounts as a result of any transaction occurring prior to the Amendment No. 4 Effective Date.

“Consolidated First Priority Net Secured Debt” shall mean, at any time, the remainder of (I) the principal amount of Term Loans and Loans outstanding at such time less (II) the aggregate amount of Unrestricted Cash of the U.S. Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the U.S. Borrower if same were prepared at such time.

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of the following amounts (in each case, determined for the Borrower and its Subsidiaries on a consolidated basis for such period): (i) Consolidated Interest Expense payable in cash; (ii) scheduled payments of principal on Consolidated Total Debt (including, without limitation, the capitalized portion of any Capital Lease) (except, in each case, to the extent made with the proceeds of Indebtedness other than any Loan); (iii) Capital Expenditures; (iv) Dividends paid pursuant to Sections 10.06(vii) and (viii) and (v) the portion of taxes based on income actually paid in cash (net of any cash refunds received during such period and excluding any repatriation taxes) and provisions for cash income taxes.

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements, but only to the extent such commissions, discounts, and other fees and charges are treated as “interest expense” pursuant to U.S. GAAP) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) gains or losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for U.S. GAAP purposes as foreign exchange transactions.

“Consolidated Net Debt” shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the Borrower and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of Unrestricted Cash and Unrestricted Cash Equivalents of the Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the Borrower if same were prepared at such time; provided that (w) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated Net Debt,” (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreements shall be at any time (A) in the case of any such agreements entered into for speculative purposes, the unrealized net loss position, if any, of the Borrower and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (B) in the case of any other Interest Rate Protection Agreement, Other Hedging Agreement or Commodity Agreement, zero, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Net Debt and (z) any Preferred Equity of the Borrower or any of its Consolidated Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Net Debt.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Senior Secured Net Debt” shall mean, at any time, (x) the amount of Consolidated Net Debt at such time less (y) all amounts reflected therein attributable to Indebtedness which is totally unsecured.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the Borrower as in effect on the Amendment No. 4 Effective Date), if such statements were prepared as of such date.

“Consolidated Total Debt” shall mean Consolidated Net Debt prior to any calculation made pursuant to clause (II) of the definition thereof.

“Contemplated Asset Sale” shall mean any sale of assets by the Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Company and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that (x) any such assets are not material to the operations of the Borrower and its Subsidiaries and (y) the Borrower shall have provided a certificate to the Administrative Agent stating that such sale is made as a, and complies with the requirements of the definition of, Contemplated Asset Sale.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of the Borrower on the Amendment No. 4 Effective Date and each other director if such director’s election to, or nomination for the election to, the Board of Directors of the Borrower is recommended or approved by a majority of then Continuing Directors.

“Core Concentration Account” shall have the meaning provided in Section 5.03(d).

“Credit Account” shall have the meaning provided in Section 5.03(f).

“Credit Documents” shall mean this Agreement, the Subsidiaries Guaranty, the Pledge Agreement, the Security Agreement, the Intercompany Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit or any amendment or renewal of any Letter of Credit that has the effect of increasing the maximum amount thereof or extending the expiration date thereof.

“Credit Party” shall mean the Borrower and each Subsidiary Guarantor.

“Customer” shall mean the account debtor with respect to any account and/or prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to sell any personal property or perform any services.

“DBNY” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Dilution” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior 13 fiscal periods, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts of the Borrower and each Wholly-Owned Subsidiary Guarantor during such period, by (b) the billings of the Borrower and each Wholly-Owned Subsidiary Guarantor with respect to their Accounts during such period.

“Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point (1%) for each percentage point by which Dilution is in excess of 5%.

“Dividend” shall have the meaning provided in Section 10.06.

“Documents” shall mean, collectively, (i) the Credit Documents and (ii) the Term Credit Documents.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Dollar Denominated Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that (i) for purposes of (x) determining compliance with Sections 2.01(a), 2.01(b), 3.02, 5.02(a) and 7.01 and (y) calculating Fees pursuant to Section 4.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the first Business Day of each calendar month, (ii) at any time during a calendar month, if the Aggregate Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the lesser of (x) the Total Commitment and (y) the Borrowing Base at such time, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso and (iii) notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Accounts” shall mean those Accounts created by the Borrower and the Wholly-Owned Subsidiary Guarantors in the ordinary course of their business, that arise out of their sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in its Permitted Discretion to address the results of any audit performed by or on behalf of the Administrative Agent from time to time after the Effective Date. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or which are 60 days or more past due,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) the amount of any credit balances greater than 90 days past their invoice date with respect to any Account,

(d) Accounts with selling terms of more than 60 days,

(e) Accounts with respect to which the Account Debtor is (i) an Affiliate of the Borrower or (ii) an employee or agent of the Borrower or any Affiliate of the Borrower,

(f) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(g) Accounts that are not payable in U.S. Dollars or Canadian Dollars;

(h) Accounts with an Account Debtor unless: (i) the Account Debtor either (A) maintains its Chief Executive Office in the United States or Canada, or (B) is organized under the laws of the United States, Canada or any state, territory, province or subdivision thereof; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion,

(i) Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion,

(j) Accounts with respect to which the Account Debtor is (i) the federal government of Canada or any department, agency or instrumentality of Canada or (ii) the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727),

(k) Accounts with respect to which the Account Debtor is a creditor of the Borrower or any Subsidiary of the Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent (including, without limitation, with respect to rebates) of such claim, right of setoff, or dispute,

(l) Accounts with respect to an Account Debtor whose total obligations owing to Borrower or any Subsidiary of the Borrower exceed 20% (or in the case of an Eligible Investment Grade Account Debtor, 30%) (in each case, such percentage as applied to a particular Account Debtor being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates or is otherwise unacceptable) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(m) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which any Credit Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, provided that, notwithstanding the foregoing provisions of this clause (m) such Accounts shall be considered Eligible Accounts if (A) such Account Debtor is a debtor-in-possession in a case then pending under Chapter 11 of the Bankruptcy Code, (B) such Account Debtor has established debtor-in-possession financing satisfactory to the Administrative Agent in its sole discretion, (C) such Account otherwise satisfies each of the requirements set forth in this definition of Eligible Accounts and (D) such Account Debtor has obtained approval from the Bankruptcy Court for the payment of the relevant Account; provided further that Accounts that are deemed Eligible Accounts pursuant to the foregoing proviso shall not exceed $5,000,000 in the aggregate,

(n) Accounts with respect to which the Account Debtor is located in a state, province or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrower or Wholly-Owned Subsidiary Guarantor, as the case may be, has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the Borrower or Wholly-Owned Subsidiary Guarantor, as the case may be, may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Administrative Agent, in its Permitted Discretion, to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(o) Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document as provided in the Intercreditor Agreement,

(p) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(q) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Borrower of the subject contract for goods or services.

“Eligible Inventory” shall mean all of the Inventory owned by the Borrower or any Wholly-Owned Subsidiary Guarantor and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to Administrative Agent, except any Inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion. In addition, Administrative Agent shall have the right, from time to time, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in its Permitted Discretion. Eligible Inventory shall not include any Inventory of the Borrower or a Wholly-Owned Subsidiary Guarantor that:

(a) is not owned by the Borrower or a Wholly-Owned Subsidiary Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower’s or Wholly-Owned Subsidiary Guarantor’s performance with respect to that Inventory), except the First Priority Lien in favor of the Collateral Agent on behalf of the ABL Secured Parties, a Second Priority Lien in favor of the Term Collateral Agent on behalf of the Term Secured Parties, Liens securing Notes Obligations (as defined in the Intercreditor Agreement) and Permitted Liens in favor of landlords, bailees and freight carriers and forwarders to the extent permitted in the provisions of this Agreement (subject to Reserves established by Administrative Agent in accordance with the provisions of this Agreement and other Permitted Liens);

(b) one of the following is not applicable to such Inventory: (i) is located on premises (including, without limitation, farms) owned, leased or rented by the Borrower or a Wholly-Owned Subsidiary Guarantor and in the case of leased or rented premises either (x) if requested by the Administrative Agent a reasonably satisfactory landlord waiver has been delivered to the Administrative Agent or (y) Reserves (including, without limitation, Reserves for grower payables), reasonably satisfactory to the Administrative Agent have been established with respect thereto or (ii) is stored with a bailee (including, without limitation, a processor or converter) at a leased location, and either (x) a reasonably satisfactory landlord waiver has been delivered to the Administrative Agent, or (y) Reserves (including Reserves for grower payables) reasonably satisfactory to the Administrative Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman and (x) a reasonably satisfactory, acknowledged bailee letter has been received by the Administrative Agent and Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or the Term Collateral Agent unless a Landlord Personal Property Collateral Access Agreement has been delivered to the Administrative Agent, or (v) is located on premises owned, leased or rented by a Customer of the Borrower or a Wholly-Owned Guarantor Subsidiary, unless (A) the Administrative Agent has been notified thereof in advance, (B) such Inventory of the Borrower or such Subsidiary Guarantor is clearly segregated from all Inventory of such customer in a manner satisfactory to the Administrative Agent in its Permitted Discretion, (C) all UCC filings deemed necessary or desirable by the Administrative Agent have been made, including, without limitation, all UCC filings in respect of consigned inventory naming Customer as debtor and the Borrower or Subsidiary Guarantor as secured party and all assignments of such UCC filings by the Borrower or any Subsidiary Guarantor to Collateral Agent as assignee of the secured party and (D) a satisfactory collateral agreement, with respect to, among other things, access, acknowledgment of Collateral Agent’s first priority Lien, UCC consignment filings and said Customer’s agreement to notify Collateral Agent in advance if it changes its jurisdiction of organization, has been delivered to Collateral Agent by such Customer, or (vi) is in transit and clause (A), clause (B) or clause (C) of clause (d) below is applicable;

(c) is placed on consignment unless Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto;

(d) is in transit, except inventory that is in transit (A) between locations owned or leased by the Borrower or one or more of Subsidiary Guarantors, or (B) is in transit within the United States and Canada and is under the control of the Borrower, or (C) is in transit from a jurisdiction other than the United States and Canada to the United States or Canada and consists solely of inventory consisting of the type produced, marketed and/or distributed by Dole Packaged Foods, LLC on the Effective Date on a maritime vessel and, in the case of clauses (B) and (C) with respect to which Reserves reasonably satisfactory to the Administrative Agent and determined in the Administrative Agent’s Permitted Discretion have been established with respect thereto;

(e) is covered by a negotiable document of title, unless, at the Collateral Agent’s request, such document has been delivered to Collateral Agent or an agent thereof and take such other actions as the Administrative Agent requests in order to create a perfected First Priority security interest in favor of the Collateral Agent in such Inventory with all necessary endorsements, free and clear of all Liens except those in favor of Collateral Agent and the Term Collateral Agent and the amount of any shipping fees, costs and expenses shall be reflected in Inbound Freight Reserves;

(f) is excess, obsolete, unsalable, seconds, damaged or unfit for sale;

(g) consists of display items or packaging material (other than linerboard), or shipping materials, supplies, fuel or replacement parts for equipment of the Borrower and its Subsidiaries;

(h) consists of goods that have been returned by the buyer and are not in salable condition;

(i) is not of a type held for sale in the ordinary course of the Borrower’s or any Wholly-Owned Subsidiary Guarantor’s business;

(j) is not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the ABL Secured Parties as provided in the Intercreditor Agreement; provided, that no Inventory subject to a Permitted Lien shall be Eligible Inventory to the extent, but only to the extent, a Permitted Lien primes the First Priority Lien granted to Collateral Agent, as determined by the Administrative Agent in its Permitted Discretion;

(k) breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

(l) does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(m) is Commingled Inventory;

(n) is located outside of the United States of America or Canada; other than Inventory which is in transit as to which sub-clause (C) of clause (d) above is applicable;

(o) is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent’s determination, restricts the ability of the Administrative Agent to exercise its rights under the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent to exercise its rights with respect to such Inventory or the Administrative Agent has otherwise agreed to allow such Inventory to be eligible in the Administrative Agent’s Permitted Discretion; or

(p) is otherwise unacceptable to Administrative Agent in its Permitted Discretion.

“Eligible Investment Grade Account Debtor” means an Account Debtor that (x) is acceptable to the Administrative Agent and (y) has a minimum rating of at least (i) A- (with stable outlook) from S&P and (ii) A3 (with stable outlook) from Moody’s.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower, its Subsidiaries and Affiliates.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to the Borrower or any of its Subsidiaries under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Amendment No. 4 Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.

“Euro Denominated Loan” shall mean all Loans denominated in Euros.

“Euro Denominated Obligations” shall mean the principal aggregate amount of all Euro Denominated Loans and the Stated Amount of all Euro Denominated Letters of Credit.

“Euro Denominated Letter of Credit” shall mean each Letter of Credit denominated in Euros.

“Euro LIBOR” shall mean, with respect to each Borrowing of Euro Denominated Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

“Euro Rate” shall mean and include each of the Eurodollar Rate, Euro LIBOR and Sterling LIBOR.

“Euro Rate Loan” shall mean each Eurodollar Loan, each Euro Denominated Loan and each Sterling Denominated Loan.

“Eurodollar Loan” shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean (a) for any Interest Period, the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the rate pursuant to this clause (x) for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted with a term equivalent to such Interest Period would be offered by Deutsche Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“European Commission Decision” means the €45.6 million fine imposed by the European Commission on the Borrower and certain of its Subsidiaries as more particularly described in a press release issued by the European Commission on October 15, 2008.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Collateral” shall mean and include (i) each Principal Property of the Borrower and any of its Restricted Subsidiaries, (ii) all shares of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Amendment No. 4 Effective Date) of any Restricted Subsidiary of the Borrower (which Indebtedness (as so defined) is then held by the Borrower or any Restricted Subsidiary), and (iii) Margin Stock owned or held by the Borrower or any of its Subsidiaries; provided that, except in the case of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Amendment No. 4 Effective Date) that is not owned directly by a Credit Party, the collateral described in preceding clauses (i) and (ii) shall cease to constitute “Excluded Collateral” upon the repayment in full of all Existing 2013 Senior Notes.

“Excluded Deposit Accounts” shall mean (i) Deposit Accounts with an aggregate monthly balance of less than $500,000, provided that, with respect to this clause (i) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (i) does not exceed $5,000,000 at any time, (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the U.S. Dole Group’s salaried employees and (iii) such other accounts used solely for disbursement purposes, provided that the aggregate balance maintained in the accounts described in clauses (i), (ii) and (iii) above shall not exceed $25,000,000 for more than five consecutive Business Days.

“Excluded Domestic Subsidiary” shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the Borrower.

“Excluded JV” shall mean any Subsidiary of the Borrower in which the Borrower owns less than 90% of the voting stock and which has been designated by the Borrower to the Administrative Agent as an “Excluded JV”; provided that the aggregate Investments of the Borrower and its Restricted Subsidiaries outstanding in Excluded JVs (measured on the date each such Investment was made and without giving effect to subsequent changes in value) shall not exceed $50,000,000.

“Existing Indebtedness” shall mean and include Indebtedness outstanding on the Amendment No. 4 Effective Date and listed on Schedule IV.

“Existing Letters of Credit” shall have the meaning provided in Section 3.01(c).

“Existing Senior Notes” shall mean and include the Existing 2013 Senior Notes, the Existing 2014 Senior Notes and the Existing 2016 Senior Notes.

“Existing Senior Notes Indenture” shall mean and include (i) the Existing 2013 Senior Notes Indenture, (ii) the Existing 2014 Senior Notes Indenture and (iii) the Existing 2016 Senior Notes Indenture.

“Existing 2013 Senior Notes” shall mean the Borrower’s 7-7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2014 Senior Notes” shall mean the Borrower’s 13-7/8% Senior Secured Notes due 2014, issued pursuant to the Existing 2014 Senior Notes Indenture, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2014 Senior Notes Indenture” shall mean the Indenture, dated as of March 18, 2009, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2016 Senior Notes” shall mean the Borrower’s 8% Senior Secured Notes due 2016, issued pursuant to the Existing 2016 Senior Notes Indenture, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2016 Senior Notes Indenture” shall mean the Indenture, dated as of September 25, 2009, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement or as the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent (and the Collateral Agent), fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Exposure” shall mean, for any Lender, an amount equal to its RL Percentage of the Aggregate Exposure.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens (excluding Permitted Liens as described in clause (iii) of Section 10.03) applicable to such Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.03) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“First Priority Net Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated First Priority Net Secured Debt on such date to (ii) Consolidated EBITDA for the Fiscal Quarter most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b).

“Fiscal Month” shall mean each period of four calendar weeks commencing on the Sunday following the last day of the Borrower’s immediately preceding Fiscal Year or the first day after the last day of the preceding Fiscal Month and terminating four weeks after it commences except that the last Fiscal Month of each Fiscal Year shall be extended as needed to coincide with the last day of such Fiscal Year.

“Fiscal Quarter” shall mean, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and (iv) the forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

“Fiscal Year” shall mean the fiscal year of the Borrower and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

“Fixed Charge Coverage Ratio” shall mean the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters then ending to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Fronting Lender” shall mean the Administrative Agent in its capacity as Fronting Lender under the Revolving Loans, together with its successors and assigns in such capacity.

“General Intangibles” shall mean “general intangibles” (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders, the Issuing Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect.

“Holdings” shall mean DHM Holding Company, Inc.

“Inbound Freight Reserve” shall mean reserves established by the Administrative Agent from time to time in its Permitted Discretion for all inbound freight costs.

“Incremental Commitment” shall mean, for any Lender, any commitment by such Lender to increase its Revolving Loan Commitment (in the case of an existing Lender with a Revolving Loan Commitment) or become party to this Agreement and provide a Revolving Loan Commitment, in each case, as set forth in the respective Incremental Commitment Agreement delivered pursuant to Section 2.14; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) a Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.14.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in the form of Exhibit R (appropriately completed) executed and delivered in accordance with Section 2.14.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.14(b).

“Incremental Commitment Requirements” shall mean with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (t) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (u) the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary, or in the reasonable opinion of the Administrative Agent desirable, to insure that the additional obligations are secured by, and entitled to the benefits of, the Security Documents; (v) the delivery by the Borrower to Administrative Agent of an officer’s certificate executed by the chief financial officer of the Borrower and certifying as to compliance with preceding clause (u); (w) the delivery by the Borrower to Administrative Agent of an acknowledgement in form and substance reasonable satisfactory to Administrative Agent and executed by each Subsidiary Guarantor, acknowledging that such Incremental Commitment and all Loans subsequently incurred pursuant to such Incremental Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations”; (x) the delivery by the Borrower to Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to Administrative Agent on the Amendment No. 4 Effective Date as may be reasonably requested by Administrative Agent, and such other matters incident to the transactions contemplated thereby as Administrative Agent may reasonably request, (y) the delivery by each Credit Party to Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as Administrative Agent shall reasonably request, and (z) the completion by each Credit Party of such other actions as Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

“Incremental Lender” shall have the meaning specified in Section 2.14(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

“Initial Revolving Loan Commitment” shall mean, for each Lender, the Revolving Loan Commitment of such Lender (immediately prior to giving effect to Amendment No. 4).

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the Borrower or any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower.

“Intercompany Distribution Transactions” shall mean the loans and or dividends made by the Bermuda Company or any of the Bermuda Partnership Partners to their respective parent companies and Affiliates in connection with the going-private merger transaction in 2003.

“Intercompany Note” shall mean a promissory note evidencing Intercompany Debt, duly executed and delivered substantially in the form of Exhibit N (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity herewith.

“Intercompany Existing Indebtedness” shall mean all Indebtedness listed on Part B of Schedule VI.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of April 12, 2006, made by Holdings and various of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Intercompany Subordination Agreement Acknowledgement” shall mean the acknowledgment, dated as of the Amendment No. 4 Effective Date, executed and delivered by each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt.

“Intercreditor Agreement” shall mean the amended and restated intercreditor agreement, dated as of March 2, 2010, by and among the Collateral Agent, the Term Collateral Agent, each Credit Party and the collateral agent for the holders of “Notes Obligations” (as defined therein).

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean “inventory” (as such term is defined in Article 9 of the UCC).

“Investment Property” shall mean “investment property” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Lender” shall mean each of DBNY (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents). With respect to the Existing Letters of Credit, the Lender designated as the Issuer thereof on Schedule XIX shall be the Issuing Lender thereof.

“Landlord Personal Property Collateral Access Agreement” shall mean a Landlord Waiver and Consent Agreement substantially in the form of Exhibit S, with such amendments, modifications or supplements as may be approved by Collateral Agent.

“L/C Supportable Obligations” shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to insurance obligations and workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

“Lead Arrangers” shall mean Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC, each in its capacity as Lead Arranger, and any successor thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Leasehold Property” shall mean each Real Property leased by the Borrower or any of its Subsidiaries and for which Landlord Personal Property Collateral Access Agreements shall be required pursuant to this Agreement.

“Lender” shall mean each financial institution (including the Revolving Participants) listed on Schedule I, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13 or 13.04(b).

“Lender Default” means, with respect to any Lender, that (a) such Lender has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) such Lender has notified the Borrower, the Administrative Agent or any Issuing Lender or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such

Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) such Lender has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that a Lender Default with respect to such Lender shall cease to exist pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) such Lender has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that no Lender Default shall be deemed to exist with respect to any Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender Default exists under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and a Lender Default shall be deemed to exist with respect to such Lender upon delivery of written notice by the Administrative Agent of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 3.03(b).

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time which have not been terminated at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(c).

“Mandatory Cost” shall mean, in the case of a Euro Denominated Loans or Sterling Denominated Loans, the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

“Margin Regulations” shall mean, collectively, Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document.

“Maturity Date” shall mean (i) with respect to Revolving Loans made pursuant to the Revolving Loan Commitments (after giving effect to Amendment No. 4), the Revolving Loan Maturity Date and (ii) with respect to Swingline Loans, the Swingline Expiry Date.

“Maximum Incremental Commitment Amount” shall mean $150,000,000.

“Maximum Swingline Amount” shall mean $50,000,000.

“Minimum Availability Amount” shall mean, at any time, the greater of (x) $35,000,000 and (y) 12.5% of the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, $5,000,000, and (ii) for Swingline Loans, $1,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

“Mortgage Policy” shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

“Mortgaged Property” shall mean any Real Property owned or leased by any Credit Party which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Negotiable Collateral” shall mean letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Cash Proceeds” shall mean for any event requiring a prepayment of the Loans pursuant to Section 5.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Orderly Liquidation Value” shall mean (a) the “net orderly liquidation value” determined by an unaffiliated valuation company acceptable to Administrative Agent after performance of an inventory valuation to be done at Administrative Agent’s request and the Borrower’s expense, less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory; or (b) if no such inventory valuation has been requested by Administrative Agent, the value customarily attributed to Inventory in the appraisal industry for Inventory of similar quality and quantity, and similarly dispersed (under similar and relevant circumstances under standard asset-based lending procedures), at the time of the valuation, less the amount customarily estimated in the appraisal industry at the time of any determination for marshalling, recondition, carrying, and sales expenses designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, (iv) the estimated net marginal increase in income taxes which will be payable by the Borrower consolidated group or any Subsidiary of the Borrower with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; and (v) in the event of any such sale or disposition of assets owned by a Non-Wholly Owned Subsidiary, the proportionate share thereof attributable to minority interests (based upon such Persons’ relative holdings of Equity Interests in such Subsidiary); provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale or other disposition.

“Non-Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.

“Non-Dollar Currencies” shall mean and include Euros and Sterling.

“Non-Dollar Denominated Loans” shall mean and include Euro Denominated Loans and Sterling Denominated Loans.

“Non-Guarantor Subsidiaries” shall mean (i) on the Amendment No. 4 Effective Date, each Subsidiary of the Borrower listed on Part A of Schedule XIII and (ii) after the Amendment No. 4 Effective Date, any Subsidiary of the Borrower that is not at such time a Subsidiary Guarantor.

“Non-U.S. Dole Group” shall mean the Consolidated Subsidiaries of the Borrower which are not members of the U.S. Dole Group.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Revolving Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Overnight Euro Rate” on any date shall mean the offered quotation to first-class banks in the Euro-Zone interbank market by the Issuing Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of any Unpaid Drawings denominated in Euros as of 11:00 A.M. (Brussels time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Unpaid Drawings denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Unpaid Drawings denominated in Euros, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by the Issuing Lender as the all-in-cost of funds for the Issuing Lender to fund such Unpaid Drawing.

“PACA Reserves” shall mean Reserves established by the Administrative Agent in its Permitted Discretion in respect of Inventory subject to the provisions and regulations of the Perishable Agriculture Commodities Act of 1930 (7 U.S.C. 499a-499t).

“Participant” shall have the meaning provided in Section 3.04(a).

“Participating Interest” shall mean with respect to any transferee, assignee or participant referenced in Section 13.04 hereof, such Person’s obligations hereunder to fund a Participating Interest in Revolving Loans hereunder from the Fronting Lender.

“Payment Conditions” shall mean that each of the following conditions are satisfied at the time of each action or proposed action and after giving effect thereto: (i) no Default or an Event of Default shall have occurred and be continuing, (ii) Borrowing Availability (on the date of such action or proposed action) and Average Historical Borrowing Availability (for the three month period ending on the date of such action or proposed action), in each case, calculated on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such measurement period, shall exceed the greater of (A) $60,000,000 and (B) 20% of the lesser of (x) the Total Commitment as then in effect and (y) the Borrowing Base, (iii) the Borrower shall have a Fixed Charge Coverage Ratio of not less than 1.15:1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.01(a) or (c) on a Pro Forma Basis as if such action or proposed action had occurred on the first day of the relevant four Fiscal Quarter period; provided that this clause (iii) shall not apply to prepayments of up to an aggregate of $100,000,000 of Specified Indebtedness so long as on a Pro Forma Basis for any such prepayment, Borrowing Availability (on the date of such action or proposed action) and Average Historical Borrowing Availability (for the three-month period ending on the date of such action or proposed action), in each case, calculated on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such measurement period, shall exceed the greater of (A) $105,000,000 and (B) 35% of the lesser of (x) the Total Commitment as then in effect and (y) the Borrowing Base; provided, further, that for purposes of the foregoing clause (iii) only, so long as the condition set forth in clause (ii)(B) above is satisfied without giving effect to this proviso, then the calculation of Borrowing Availability and Average Historical Borrowing Availability for purposes of this clause (iii) only may be made assuming that the aggregate Letter of Credit Outstandings and Loans had been reduced by the lesser of (x) the aggregate amount of Unrestricted cash and Cash Equivalents that would have remained in Cash Management Control Agreements on such date and (y) the average daily balance of Unrestricted Cash and Cash Equivalents that would have remained in Cash Management Control Agreements during the 30 day period ending on the date of such payment, in each case, after giving effect to such payment and (iv) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying as to compliance with preceding clauses (i) through (iii) and demonstrating (in reasonable detail) the calculations required by the preceding clauses (ii) and (iii).

“Payment Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida, 32256 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquired Debt” shall have the meaning set forth in Section 10.04(b)(vi).

“Permitted Acquisition” shall mean the acquisition by the Borrower or any of its Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the Borrower or any of its Subsidiaries, or of Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Subsidiary of the Borrower; provided that (A) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto, (B) the Acquired Entity or Business shall be a Permitted Business, (C) the aggregate amount expended by the Borrower and its Subsidiaries in connection with all Permitted Acquisitions following the Amendment No. 4 Effective Date with respect to assets that are not owned by Credit Parties (including Persons that become Credit Parties in connection therewith) (excluding assets acquired in exchange for shares of Borrower Common Stock), as determined in good faith by the Borrower, does not exceed $350,000,000 and (D) the Borrower shall have delivered to the Administrative Agent not later than the date of consummation of any such acquisition, a certificate executed by an Authorized Officer of the Borrower stating that such acquisition is a “Permitted Acquisition” and containing a calculation demonstrating compliance with the requirements set forth in clause (C) of this definition.

“Permitted Business” shall mean any business which is the same, similar, ancillary or reasonably related to the business in which the Borrower or any of its Subsidiaries is engaged on the Amendment No 4. Effective Date.

“Permitted Discretion” shall mean the reasonable exercise of Administrative Agent’s good faith judgment in consideration of any factor which is reasonably likely to (i) adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that Administrative Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to Administrative Agent, Collateral Agent or Lenders by any Person on behalf of the Borrower or any Subsidiary Guarantor is incomplete, inaccurate or misleading in any material respect, or (iii) materially increase the likelihood that the Lenders would not receive payment in full in cash for all of the Obligations. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution or collectibility with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the Borrower’s and Wholly-Owned Subsidiary Guarantor’s Accounts or Inventory; and (iv) any other factors that change the credit risk of lending to the Borrower or any Wholly-Owned Subsidiary Guarantor on the security of the Borrower’s or any Wholly-Owned Subsidiary Guarantor’s Accounts or Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower and its Wholly-Owned Subsidiary Guarantor.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean David H. Murdock, a Qualified Trust and any majority-owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

“Permitted Installment Note” shall mean a promissory note issued as consideration to the Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i) shall be secured by the assets subject to the respective Contemplated Asset Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

“Permitted Liens” shall have the meaning provided in Section 10.03.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such extension, refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding except that unsecured Indebtedness of the Borrower that is guaranteed by the Subsidiary Guarantors may be refinanced with Indebtedness that is secured by junior Liens on the Collateral of the Credit Parties on the basis applicable to “Notes Obligations” under the Intercreditor Agreement if either (x) the Indebtedness being refinanced constituted “Notes Obligations” under the Intercreditor Agreement or (y) immediately after giving effect to such refinancing on a Pro Forma Basis, the Senior Secured Leverage Ratio as of the last day of the most recent Test Period for which financial statements are available pursuant to Section 9.01(b) or (c) would have been less than or equal to 3.75 to 1.00, (c) such Indebtedness has the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of issuance thereof) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded; provided, however, that any Intercompany Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledgee” shall have the meaning provided in the Pledge Agreement.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of April 12, 2006, executed and delivered by each Credit Party (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Preferred Equity,” as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal Property” shall mean “Principal Property,” as defined in the Existing 2013 Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the Amendment No. 4 Effective Date.

“Pro Forma Basis” shall mean, in connection with any calculation of the Senior Secured Leverage Ratio, First Priority Net Secured Leverage Ratio or Fixed Charge Coverage Ratio, the calculation of Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Senior Secured Net Debt and Consolidated First Priority Net Secured Debt as used therein, after giving effect on a pro forma basis to the acquisition of any Acquired Entity or Business, the payment of any Dividend pursuant to Sections 10.06(vii) and (viii), any Significant Asset Sale or incurrence or repayment of Significant Indebtedness then being consummated as well as any other Significant Asset Sale or incurrence or repayment of Significant Indebtedness consummated (i) for purposes of calculating compliance with Section 10.08 during the relevant Test Period or (ii) for purposes of calculating the Senior Secured Leverage Ratio, First Priority Net Secured Leverage Ratio or Fixed Charge Coverage Ratio for any other purpose hereunder after the first day of the relevant Test Period and on or prior to the date of the required determination of the Senior Secured Leverage Ratio, First Priority Net Secured Leverage Ratio and/or Fixed Charge Coverage Ratio, as the case may be, as if same had occurred on the first day of the respective Test Period, in each case, taking into account factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Projections” means detailed projected consolidated financial statements of the Borrower and its Consolidated Subsidiaries certified by the Chief Financial Officer of the Borrower for the three Fiscal Years ended after the Amendment No. 4 Effective Date delivered to the Administrative Agent on or prior to the Amendment No. 4 Effective Date.

“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified Indebtedness” shall mean Indebtedness of the Borrower (which may be guaranteed on a subordinated basis by any of the Subsidiary Guarantors pursuant to subordination provisions that are not materially less favorable to the Lenders than those applicable to the guarantees of the Existing Senior Notes); provided that (i) no portion of such Indebtedness matures prior to the 91st day following the final scheduled maturity of the Loans outstanding at the time such Indebtedness is incurred, (ii) the documentation governing such Indebtedness does not require the repurchase or repayment of such Indebtedness prior to the final maturity thereof except pursuant to a “change of control” or asset sale, (iii) either such Indebtedness is (x) unsecured or (y) to the extent after giving effect to the Incurrence of such Indebtedness and the use of proceeds therefrom on a Pro Forma Basis, the Senior Secured Leverage Ratio as of the last day of the most recent Test Period for which financial statements are available pursuant to Section 9.01(b) or (c) would have been less than or equal to 3.75 to 1.00, secured solely by Liens on the Collateral of the Credit Parties to the extent such Indebtedness constitutes “Notes Obligations” under the Intercreditor Agreement and (iv) the other terms of such Indebtedness are on market terms as determined in good faith by the Borrower.

“Qualified Preferred Stock” shall mean any Preferred Equity of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the Revolving Loan Maturity Date.

“Qualified Trust” shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control the Borrower Common Stock and, in each case, the remainder of his estate in the event of his death, so long as any such trust described above (i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock’s family and (ii) holds all or substantially all of the assets of Mr. Murdock.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03.

“Refinancing” shall mean the borrowing of the Tranche B-2 Term Loans and Tranche C-2 Term Loans on the Amendment No. 4 Effective Date under the Term Credit Agreement and the application of the proceeds therefrom to repay in full the Tranche B-1 Term Loans and the Tranche C-1 Term Loans outstanding under the Term Credit Agreement, the execution and delivery of Amendment No. 4 and the related amendment to the Term Credit Agreement.

“Refinancing Documents” shall mean the documents, instruments and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Rent Reserve” shall mean, a reserve established by the Administrative Agent in respect of rent payments made by the Borrower or any Wholly-Owned Subsidiary Guarantor for each location at which Inventory of the Borrower and/or its Domestic Subsidiaries is located that is not subject to a Landlord Personal Property Collateral Access Agreement (as reported to the Administrative Agent by the Borrower from time to time as requested by the Administrative Agent), as adjusted from time to time by the Administrative Agent in its Permitted Discretion.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Appraisal” shall have the meaning provided in Section 9.11(g).

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the Total Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

“Reserves” shall mean (a) reserves reasonably established by Administrative Agent from time to time against Eligible Inventory pursuant to Section 2.01(d), (b) reserves established by Administrative Agent from time to time against Eligible Inventory, in the full amount necessary to cover all shipping and other charges for items shipped by boat, (c) reserves established by Administrative Agent pursuant to specific terms of Credit Documents other than this Agreement, and (d) such other reserves against Eligible Accounts or Eligible Inventory of the Borrower or any Subsidiary Guarantor, that Administrative Agent may, in its Permitted Discretion, establish from time to time, including, without limitation, (i) reserves established on account of any Liens which may be prior in right to the First Priority Lien of Collateral Agent for the benefit of the ABL Secured Parties, including, without limitation, any Liens which may be permitted under Section 10.03, (ii) Dilution Reserves (iii) PACA Reserves, (iv) Inbound Freight Reserves and (v) Rent Reserves.

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than (x) the Collateral Agent for the benefit of the Secured Creditors or (y) a Person whose Lien is subject to the terms of the Intercreditor Agreement or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.

“Restricted Subsidiary” of any Person shall mean any Subsidiary (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Amendment No. 4 Effective Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of real property.

“Returns” shall have the meaning provided in Section 8.18.

“Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment” on the Amendment No. 4 Effective Date as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 2.13 and/or 13.04(b), as applicable.

“Revolving Loan Maturity Date” shall mean July 8, 2016.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“Revolving Participant” shall mean each Lender for whom the Fronting Lender will make Euro Denominated Loans or Sterling Denominated Loans as set forth on Schedule I or a separate written agreement between the Fronting Lender and such Lender.

“RL Percentage” of any Lender at any time shall mean, subject to Section 3.07, a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time; provided that if the RL Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the RL Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale-Leaseback Transaction” shall mean the sale and leaseback of the corporate aircraft named “Global Express” prior to the Initial Borrowing Date.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to the Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 10.03(iii) and (y) Permitted Liens permitted to be prior to the Liens on the Collateral in accordance with the definition “First Priority” contained herein; provided that in no event shall any such Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the Security Documents.

“Second-Tier Material Real Property” of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Amendment No. 4 Effective Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $5,000,000 but less than or equal to $10,000,000.

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of April 12, 2006, executed and delivered by each Credit Party (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement.

“Security Document” shall mean and include each of the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document; provided that any cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 8.03 and 10.03(iii) and (y) the term “Credit Documents” as used in Sections, 10.11 and 13.01.

“Senior Officer” shall mean senior executive management of the Borrower.

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Settlement Date” shall have the meaning provided in Section 2.04(b)(i).

“Shell Corporation” shall mean any Person created or established by the Borrower or any of its Wholly-Owned Subsidiaries, so long as (i) the aggregate amount of assets at any time held by any such Person does not exceed $25,000 and (ii) the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $250,000, it being understood that at such time as the assets of any Person which was a “Shell Corporation” exceed $25,000 or the assets of all Persons which were “Shell Corporations” exceeds $250,000, all such Persons shall cease to be Shell Corporations for purposes of this definition.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

“Significant Indebtedness” means any Indebtedness of any Credit Party of at least $5,000,000.

“Specified Default” shall mean any Default under either of Sections 11.01 or 11.05.

“Specified Existing Ship Lease” shall mean the lease for MV Dole Chile and the lease for MV Dole Colombia.

“Specified Indebtedness” shall mean, collectively, (i) the Existing Senior Notes, (ii) any Qualified Indebtedness incurred pursuant to Section 10.04(a) and (iii) any Permitted Refinancing Indebtedness in respect of the foregoing.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that, except as such term is used in Section 3.03(c), the Stated Amount of each Euro Denominated Letter of Credit and each Sterling Denominated Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in Euros or Sterling, as the case may be, thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Sterling Denominated Letter of Credit” shall mean each Letter of Credit denominated in Sterling.

“Sterling Denominated Loan” shall mean each Loan denominated in Sterling.

“Sterling Denominated Obligations” shall mean the principal aggregate amount of all Sterling Denominated Loans and the Stated Amount of all Sterling Denominated Letters of Credit.

“Sterling LIBOR” shall mean shall mean, with respect to each Interest Period applicable to any Sterling Denominated Loan, the British Bankers Association Interest Settlement Rate that appears on page 3750 (or other appropriate page if the relevant Primary Alternate Currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for deposits in Sterling with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is the same day as the commencement of such Interest Period or, if such rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to prime banks in the London interbank market by the Administrative Agent for deposits in Sterling of amounts in same day funds comparable to the outstanding principal amount of such Sterling Denominated Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Sterling Denominated Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Sterling Loans, Sterling LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund the respective Sterling Denominated Loan with maturities comparable to the Interest Period applicable thereto.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

“Subsidiaries Guaranty” shall mean the Amended and Restated Subsidiaries Guaranty, dated as of April 12, 2006 (as further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the Borrower as of the Effective Date (other than the Excluded Domestic Subsidiary) and (ii) each other Wholly-Owned Domestic Subsidiary of the Borrower created, established or acquired after the Effective Date which executes and delivers a. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under its Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Supermajority Lenders” shall mean those, Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement, if the reference to “a majority” contained therein were changed to “66 2/3%”.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.01(b).

“Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Term Collateral Agent” shall mean the “Collateral Agent” as defined in the Term Credit Agreement or any collateral agent under any Permitted Refinancing Indebtedness of the Term Credit Agreement.

“Term Credit Agreement” shall mean the Credit Agreement, dated as of the date hereof and as amended to the Amendment No. 4 Effective Date, by and among the Borrower, the Bermuda Company, various lending institutions party thereto, DBNY, as Administrative Agent, Merrill Lynch, Pierce Fenner & Smith Incorporated, as Syndication Agent, the Bank of Nova Scotia, as Documentation Agent, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint book running managers, as it may be further amended, supplemented or otherwise modified from time to time in accordance with the terms herewith and therewith.

“Term Credit Documents” shall mean the Credit Documents under (and as defined in) the Term Credit Agreement.

“Term Loans” shall mean the Term Loans under (and as defined in) the Term Credit Agreement, and includes any Permitted Refinancing Indebtedness thereof.

“Term Pledge Agreement” shall mean the U.S. Pledge Agreement as defined in the Term Credit Agreement.

“Term Secured Parties” shall mean the Secured Creditors as defined in the Term Credit Agreement, or in any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loan.

“Term Security Documents” shall mean the Security Documents as defined in the Term Credit Agreement, or in any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loan.

“Test Period” shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

“Third Party Location” shall have the meaning provided in the definition of Eligible Inventory.

“TL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Total Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Euro Rate Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, (taking the Dollar Equivalent of any such Loans denominated in Euros or Sterling) made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

“U.S. Dole Group” shall mean the Borrower and the Subsidiary Guarantors.

“U.S. Dollars,” “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Wholly-Owned Subsidiary Guarantor” shall mean each Subsidiary Guarantor which is a Wholly-Owned Subsidiary.

SECTION 2. Amount and Terms of Credit.

2.01. The Commitments.

(a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date for its Revolving Loan Commitment, a revolving loan or revolving loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in the respective Available Currency elected by the Borrower, (ii) shall, at the option of Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans, Eurodollar Loans, Euro Denominated Loans or Sterling Denominated Loans; provided that except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Exposure to exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

(b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Commitment at such time, (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (vi) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”) and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Borrowing Base or Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

(d) Notwithstanding anything to the contrary in Section 2.01(a) or elsewhere in this Agreement, the Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including, without limitation, reserves with respect to (i) sums that the Borrower is or will be required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid (including, without limitation, a Rent Reserve against Eligible Inventory included in the Borrowing Base) and (ii) amounts owing by the Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, the Administrative Agent shall have the right to have the Borrower’s and each Wholly-Owned Subsidiary Guarantor’s Inventory reappraised by a qualified appraisal company selected by the Administrative Agent in accordance with Section 9.01(o) after the Initial Borrowing Date for the purpose of re-determining the Net Orderly Liquidation Value of the Eligible Inventory, and, as a result, re-determining the Borrowing Base.

(e) In the event that the Administrative Agent in its Permitted Discretion deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of repayment of the Obligations, or (iii) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, expenses and Fees, in the event the Borrower is unable to comply with (A) the Borrowing Base limitations set forth in Sections 2.01(a) or (B) the conditions precedent to the making of Revolving Loans or the issuance of Letters of Credit set forth in Section 7, (x) the Lenders authorize the Administrative Agent, for the account of the Lenders, to make Revolving Loans to the Borrower, which, in each case, may only be made as Base Rate Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earlier of (i) the twentieth Business Day after such date, (ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto or (iii) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”). The Administrative Agent shall not make any Agent Advance to the extent that at such time the amount of such Agent Advance, either (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrower at such time, would exceed 10% of the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (II) which are incurred as Revolving Loans, when added to the Aggregate Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Commitment at such time. It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in its sole discretion and that the Borrower shall have no right to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.04.

2.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Euro Rate Loans.

2.03. Notice of Borrowing.

(a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York City time) on such day. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing (stated in the relevant currency), (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Euro Rate Loans and, if Euro Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(c).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04. Disbursement of Funds.

(a) No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 10:00 A.M. (New York City time) on the date specified in Section 2.01(c)), each Lender with a Revolving Loan Commitment will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof and in the case of any Euro Denominated Loans or Sterling Denominated Loans, the Fronting Lender shall make available each applicable Revolving Participant’s pro rata portion of such Loan; provided that the Fronting Lender shall not be obligated to make available the pro rata portion of any Defaulting Lender’s Loan). All such amounts will be made available in Dollars (in the case of Dollar Denominated Loans), in Euros (in the case of Euro Denominated Loans) or in Sterling (in the case of Sterling Denominated Loans) and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

(b) Unless the Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, make Revolving Loans to the Borrower that are maintained as Base Rate Loans under Section 2.01 without prior notice of the proposed Borrowing to the Lenders as follows:

(i) The amount of each Lender’s RL Percentage of Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York time) on the last Business Day of each week, or such other period specified by the Administrative Agent (but in any event no less frequently than weekly) (each such date, a “Settlement Date”). The Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the Lenders such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Lender shall be equal to such Lender’s RL Percentage of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If a notice from the Administrative Agent of any such necessary transfer is received by a Lender on or prior to 12:00 Noon (New York time) on any Business Day, then such Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New York time) on the day such notice was received; and if such notice is received by a Lender after 12:00 Noon (New York time) on any Business Day, such Lender shall make such transfers no later than 1:00 P.M. (New York time) on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, or without representation or warranty by, the Administrative Agent. Each of the Administrative Agent and each Lender agrees and the Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Percentage of the outstanding Revolving Loans on such date.

(ii) To the extent that the settlement described in preceding clause (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of Revolving Loans by the Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 2.04(b).

(iii) Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender and the Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the Borrower in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 2.04(b).

2.05. Notes.

(a) If requested by any Lender, the Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”) and indicating the applicable Revolving Loan Maturity Date with respect to such Lender’s Revolving Loan Commitment, and (ii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans evidenced thereby,

(vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

2.06. Conversions. The Borrower shall have the option to convert, on any Business Day beginning three Business Days following the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.06) made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 2:00 P.M. (New York City time) at least (x) in the case of conversions of Base Rate Loans into Eurodollar Loans, three Business Days’ prior notice and (y) in the case of conversions of Eurodollar Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Euro Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07. Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments as in effect at the time of such Borrowing, provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages; provided, further, that in the case of any Euro Denominated Loans or Sterling Denominated Loans, the Fronting Lender shall make available each applicable Revolving Participant’s pro rata share of such Revolving Loan; provided that the Fronting Lender shall not be obligated to make available the pro rata portion of any Defaulting Lender’s Revolving Loan. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder. It is further understood that in determining the pro rata share of the Fronting Lender in its capacity as such with respect to any Borrowing, such pro rata share should be the sum of the pro rata share of such Borrowing of all Revolving Participants (other than any Revolving Participant that is a Defaulting Lender) on whose behalf the Fronting Lender is making available Loans included in such Borrowing.

2.08. Interest.

(a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

(c) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such Interest Period plus any Mandatory Costs.

(d) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Sterling Denominated Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Sterling LIBOR for such Interest Period plus any Mandatory Costs.

(e) Overdue principal and, to the extent permitted by law, overdue interest in respect of (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Denominated Loans, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling Denominated Loans, equal to 2% per annum in excess of the Applicable Margin for Sterling Denominated Loans as in effect from time to time plus Sterling LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, and (3) for each other Loan, each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained at Base Rate Loans from time to time. Interest that accrues under this Section 2.08(e) shall be payable on demand.

(f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Swingline Loan and Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans or Swingline Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Euro Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(g) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for each Interest Period applicable to the respective Euro Rate Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Euro Rate Loan, which Interest Period shall, at the option of the Borrower be a one, two, three, six or, to the extent approved by each Lender with Loans and/or Revolving Loan Commitments, any other period; provided that (in each case):

(i) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Revolving Loan Maturity Date.

With respect to any Non-Dollar Denominated Loans, at the end of any Interest Period applicable to a Borrowing thereof, the Borrower, may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Officer of the Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount, and (z) does not cause a violation of the requirements of Section 2.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the Borrower has failed to elect, or are not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, the Borrower shall be deemed to have elected

(x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Non-Dollar Denominated Loans, to select a one-month Interest Period for such Non-Dollar Denominated Loans, in any such case effective as of the expiration date of such current Interest Period.

2.10. Increased Costs, Illegality, etc.

(a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Euro Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of (x) any Change in Law, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence);

(iii) at any time, that the making or continuance of any Euro Rate Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market; or

(iv) at any time that a Non-Dollar Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Non-Dollar Denominated Loans requested pursuant to Section 2.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower and (B) in the event that any Non-Dollar Denominated Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition of the relevant Euro Rate, (x) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the Borrower by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(a) upon the subsequent receipt of such notice), (y) in the case of clause (iii) above, the Borrower or shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Non-Dollar Denominated Loans denominated in the affected Non-Dollar Currency (exclusive of any such Non-Dollar Denominated Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 2.03(b)(i) given by the Borrower with respect to such Non-Dollar Denominated Loans which have not been incurred shall be deemed rescinded by the Borrower. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

(b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law) and (B) in the case of any Euro Rate Loan (other than a Eurodollar Loan), repay all outstanding Borrowings which include such affected Euro Rate Loans in full in accordance with the applicable requirements of Section 5.01; provided that, (i) if the circumstances described in Section 2.10(a)(iii) apply to any Non-Dollar Denominated Loan, the Borrower, may, in lieu of taking the actions described above, maintain such Non-Dollar Denominated Loan outstanding, in which case, (x) in the case of Euro Denominated Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of “Euro LIBOR” or (y) in the case of Sterling Denominated Term Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling LIBOR, as the case may be, unless the maintenance of such Non-Dollar Denominated Loan outstanding on such basis would not stop the conditions described in Section 2.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender or Issuing Lender determines in good faith that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by, or issuance of, or participations in Letters of Credit by, such Lender or Issuing Lender to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company would have achieved with respect to such Lender’s or Issuing Lender’s Loans and issuance of, or participations in, Letters of Credit but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower (with respect to the affected Loans or Letters of Credit or participations therein of such Lender or Issuing Lender) will pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered. Each Lender and each Issuing Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Lender or Issuing Lender to the Administrative Agent), which notice shall set forth such Lender’s or Issuing Lender’s basis for asserting its rights under this Section 2.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice. A Lender’s or Issuing Lender’s good faith determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Non-Dollar Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Non-Dollar Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Non-Dollar Denominated Loans or in Section 2.10(a)(ii), such Lender shall promptly notify the Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower shall pay to such Lender such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Non-Dollar Denominated Loan or, if later, on written demand therefor by such Lender.

2.11. Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b). Each Lender’s calculation of the amount of compensation owing pursuant to this Section

2.11 shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 2.11 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of the average costs being charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent with identical Revolving Loan Commitments and/or Loans provided by the Replacement Lender; provided that:

(a) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitments and outstanding Loans (or, in the case of the replacement of only the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings) of, and in each case all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (y) each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(b) all obligations of the Borrower then due and owing to the Replaced Lender (other than those (a) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 or (b) relating to any Loans and/or Revolving Loan Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.14. Incremental Commitments.

(a) The Borrower shall have the right, in consultation and coordination with, Administrative Agent as to all of the matters set forth below in this Section 2.14, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Amendment No. 4 Effective Date and prior to the date which is three months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Revolving Loans or participate in Swingline Loans or Letters of Credit in excess of its Commitment as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.14, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each provision of Incremental Commitments on a given date pursuant to this Section 2.14 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof, and (iv) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.14 shall not exceed the Maximum Incremental Commitment Amount.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.14 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments, (ii) Appendix A shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Lender, Revolving Loan Notes will be issued, at the expense of the Borrower, to such Incremental Lender in conformity with the requirements of Section 2.05.

(c) At the time of any provision of Incremental Commitments pursuant to this Section 2.14, the Borrower shall, in coordination with Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Commitment pursuant to this Section 2.14) and with the Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.10 in connection with any such repayment and/or incurrence.

2.15. Revolving Loans Refunding.

(a) If any Default or Event of Default shall occur and be continuing, the Fronting Lender may, in its sole and absolute discretion, direct that the Revolving Loans owing to it in its capacity as such be refunded by delivering a notice (with such detail as the Administrative Agent shall request, a “Notice of Revolving Loan Refunding”) to the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall promptly give notice of the contents thereof to the applicable Revolving Participants. Each such Notice of Revolving Loan Refunding shall be deemed to constitute delivery of a notice to the Administrative Agent requesting each applicable Revolving Participant to fund its undivided Participating Interest in the outstanding Revolving Loans fronted by the Fronting Lender whereupon each applicable Revolving Participant shall fund its pro rata portion of such outstanding Revolving Loans and related Obligations (including accrued and unpaid interest thereon) in an amount equal to such Revolving Participant’s share of the aggregate principal amount of such Revolving Loans held by such Fronting Lender on behalf of such Revolving Participant. Each Revolving Participant shall promptly transfer or, if a Notice of Revolving Loan Refunding is delivered after 11:00 a.m. (New York City time), transfer by 11:00 a.m. (New York City time) on the next Business Day, to the Fronting Lender, in immediately available funds, the amount of its Participating Interest in the same currency as the underlying Revolving Loan was made by the Fronting Lender (unless otherwise agreed by the applicable Fronting Lender and Revolving Participant); provided, however, that if a Revolving Participant shall have previously notified the Fronting Lender that it will make such payment in Dollars, such Revolving Participant shall be permitted to transfer the Dollar Equivalent of the amount of its Participating Interest.

(b) Whenever, at any time after a Revolving Participant has funded its pro rata portion of the outstanding Revolving Loans fronted by a Fronting Lender and related Obligations, such Fronting Lender receives any payment on account thereof, such Fronting Lender will distribute to the

Administrative Agent for delivery to each such Revolving Participant its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Participant’s Participating Interest was outstanding and funded); provided, however, that in the event that such payment received by the Fronting Lender is required to be returned, such Revolving Participant will return to the Administrative Agent for delivery to the Fronting Lender any portion thereof previously delivered by the Administrative Agent or the Fronting Lender to it.

(c) Each Revolving Participant’s obligation to fund its portion of the outstanding Revolving Loans fronted by a Fronting Lender on such Revolving Lender’s behalf and related Obligations referred to in this Section 2.15 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Participant or the Borrower may have against such Fronting Lender, any Revolving Participant, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Credit Document by any Credit Party or any other Revolving Participant, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) Notwithstanding anything in this Agreement to the contrary, if at any time the Obligations, are converted to Dollars in accordance with Section 11, then each Revolving Participant shall be deemed to have acquired its Participating Interest in the Revolving Loans and related Obligations advanced by the Fronting Lender on its behalf immediately prior to such conversion (and each such Revolving Participant shall promptly make payment to the Fronting Lender therefor in accordance with the foregoing procedures).

SECTION 3. Letters of Credit.

3.01. Letters of Credit.

(a) Subject to and upon the terms and conditions set forth herein, a Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of trade Letters of Credit described in clause (y) below (each a “Trade Letter of Credit”)) prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in Dollars, Euros or Sterling and shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letter of Credit) prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit in support of such obligations as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from the respective Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

(c) Each letter of credit issued and outstanding under this Agreement immediately prior to the Amendment No. 4 Effective Date (each, as amended from time to time in accordance with the terms thereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and issued, for purposes of Section 3.04(a), on the Initial Borrowing Date. Any Lender hereunder (and any of such Lender’s Affiliates and/or branches) which has issued an Existing Letter of Credit shall constitute an “Issuing Lender” for all purposes of this Agreement.

3.02. Maximum Letter of Credit Outstandings; Final Maturities.

Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $250,000,000, (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Commitment at such time or (z) cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) five Business Days prior to the Revolving Loan Maturity Date; provided that a standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Revolving Loan Maturity Date and (iii) the Issuing Lender shall have no obligation to issue, amend or extend any Letter of Credit at any time that a Lender Default is in effect with respect to any Lender unless the Borrower shall have taken action satisfactory to the Issuing Lender to eliminate the Issuing Lender’s exposure to such Lender (including by cash collateralizing such Lender’s RL Percentage of such Letter of Credit).

3.03. Letter of Credit Requests; Minimum Stated Amount.

(a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least three Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile) including without limitation by specifying the Available Currency such Letter of Credit is to be denominated. Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to a Lender, no Issuing Lender shall be required to issue, renew, extend or amend any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit by the Defaulting Lender (which arrangements are hereby consented to by the Lenders), including by cash collateralizing such Defaulting Lender’s or Lenders’ RL Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”) or such Defaulting Lender’s participation shall have been reallocated in accordance with Section 3.07.

(c) The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, €150,000 and (z) in the case of a Sterling Denominated Letter of Credit, £150,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

3.04. Letter of Credit Participations.

(a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.14 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in the currency of the respective Unpaid Drawing and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars or such other currency, as applicable, such Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate (or in the case of amounts owed in Euros, at the Overnight Euro Rate) for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars (or in Euros or Sterling in the case of payments to be made in Euros or Sterling pursuant to Section 3.04(c)) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.05. Agreement to Repay Letter of Credit Drawings.

(a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), by making payment in Dollars (in the case of all Dollar Denominated Letters of Credit), Euros (in the case of Euro Denominated Letters of Credit) or Sterling (in the case of Sterling Denominated Letters of Credit) not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Dollar Denominated Letters of Credit, Sterling Denominated Letters of Credit, the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans in each case maintained as Base Rate Loans, as in effect from time to time plus 2% and (y) in the case of Euro Denominated Letters of Credit, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Loans as in effect from time to time plus any

Mandatory Costs plus 2%, in each such case, with interest to be payable on demand; provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit; provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the Borrower’s obligations under this Agreement.

(b) The obligations of the Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.06. [Reserved].

3.07. Reallocation of Participations of Defaulting Lenders.

If any Lender becomes a Defaulting Lender, then subject to the satisfaction of the conditions set forth below, the Borrower may by notice to the Administrative Agent, require that the participations in Letters of Credit Outstandings and Swingline Loans be recomputed by calculating the RL Percentages of each Lender assuming the Revolving Loan Commitments of all Defaulting Lenders had been terminated; provided that no reallocation shall be permitted pursuant to this Section 3.07 unless at the time of and after giving effect to such reallocation, (i) each Lender’s Revolving Loan Commitment would be no less than the aggregate amount of such Lender’s Revolving Loans plus such Lender’s RL Percentage of the aggregate amount of Swingline Loans and Letter of Credit Outstandings at such time and (ii) each of the conditions set forth in Section 7.01, 7.02 and 7.03 shall have been satisfied (assuming for this purpose that such reallocation was a borrowing of Loans). In the event of any reallocation pursuant to this Section 3.07, (i) all fee calculations pursuant to Section 4 shall be made giving effect to the reallocation pursuant to this Section 3.07 and (ii) the determination of whether the Borrower is entitled to borrow any Loan or have issued, amended or renewed any Letter of Credit shall be made assuming that the unfunded portion of the Revolving Loan Commitment of each Defaulting Lender had been terminated.

SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

4.01. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Revolving Loan Maturity Date for such Lender’s Revolving Loan Commitment (or such earlier date on which the Total Commitment has been terminated)

computed at a rate per annum equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment is terminated (and, in the case of the Initial Revolving Loan Commitments, upon the Amendment No. 4 Effective Date).

(b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date (and, in the case of Letter of Credit Fees payable to Lenders in respect of the Initial Revolving Loan Commitments, upon the Amendment No. 4 Effective Date) and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

4.02. Voluntary Termination of Unutilized Revolving Loan Commitments.

(a) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $5,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply, proportionately to reduce the Revolving Loan Commitment, if any, of each Lender.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11 are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

4.03. Mandatory Reduction of Commitments. To the extent not previously terminated in accordance with Section 4.02 or otherwise, (i) each Initial Revolving Loan Commitment shall terminate on the Amendment No. 4 Effective Date concurrently with the effectiveness of Amendment No. 4 and (ii) each Revolving Loan Commitment shall terminate on the Revolving Loan Maturity Date.

4.04. Fees to Revolving Participants. When, as and only to the extent that interest is received by the Fronting Lender with respect to any Revolving Loan actually funded by the Fronting Lender on behalf of any Revolving Participant, the Fronting Lender shall pay such Revolving Participant a fee in Dollars equal to the Dollar Equivalent of the Applicable Margin received by the Fronting Lender with respect to such Revolving Loan for such period minus 0.25% per annum of the amount of such Revolving Loan during the period with respect to which such interest was paid.

SECTION 5. Prepayments; Payments; Taxes.

5.01. Voluntary Prepayments.

(a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Euro Rate Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case); provided that if any partial prepayment of Euro Rate Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Euro Rate Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower or Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender;

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 2.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

5.02. Mandatory Repayments and Commitment Reductions.

(a) On any day on which the (other than during an Agent Advance Period) Aggregate Exposure exceeds the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the lesser of (A) the Total Commitment at such time, and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate (as delivered)), the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(b) Not later than the fifth Business Day after the Borrower or any of its Domestic Subsidiaries receives Net Sale Proceeds from any Asset Sale that is consummated after the Amendment No. 4 Effective Date, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Section 5.02(e); provided that (I) Net Sale Proceeds from any Asset Sale (other than (x) Net Sale Proceeds from any Contemplated Asset Sale, (y) the proceeds from any sale of Principal Properties (other than one Principal Property) made in reliance of Section 10.02(xiii) and (z) Net Sale Proceeds from a Asset Sale of ABL Priority Collateral) shall not give rise to a mandatory repayment on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale; provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso).

(c) On each date on or after the Amendment No. 4 Effective Date on which the Borrower or any of its Domestic Subsidiaries receives any cash proceeds from any incurrence of Indebtedness which is not permitted to be incurred by this Agreement, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Section 5.02(e).

(d) Within 10 days following each date on or after the Amendment No. 4 Effective Date on which the Borrower or any of its Domestic Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $10,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(e); provided that so long as no Specified Default and no Event of Default then exists, such proceeds (other than any proceeds from a Recovery Event with respect to ABL Priority Collateral) shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid; and provided further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

(e) Each amount required to be applied pursuant to Sections 5.02(b), (c) and (d) in accordance with this Section 5.02(e) (other than any Net Sale Proceeds from a Asset Sale or proceeds from a Recovery Event, in each case, with respect to any ABL Priority Collateral) shall be applied first, to repay outstanding Term Loans under the Term Credit Agreement to the extent required thereunder, second, to repay Swingline Loans, and third to repay Revolving Loans in each case without any reduction in the Revolving Loan Commitments; provided that any Net Sale Proceeds from a Asset Sale or proceeds from a Recovery Event, in each case, with respect to any ABL Priority Collateral shall not be applied to repay outstanding Term Loans under the Term Credit Agreement but shall be applied first to repay Swingline Loans, and second to repay Revolving Loans in each case without any reduction in the Revolving Loan Commitments.

(f) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made; provided that: (i) repayments of Euro Rate Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Euro Rate Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(g) All then outstanding (i) Revolving Loans made pursuant to the Initial Revolving Loan Commitments shall be repaid in full on the Amendment No. 4 Effective Date, (ii) Revolving Loans made pursuant to the Revolving Loan Commitments shall be repaid in full on the Revolving Loan Maturity Date and (iii) Swingline Loans shall be repaid on the Swingline Expiry Date.

(h) Each Swingline Loan will be repaid (for the avoidance of doubt, such repayment may be made with proceeds from Revolving Loans) no later than the 14th day following the incurrence thereof; provided that, if the 14th day is not a Business Day, such Swingline Loan shall be repaid on the next Business Day.

(i) For purposes of clarity, it is understood and agreed that none of Sections 5.02(b) through (d), inclusive, shall require that amounts received by any Foreign Subsidiary or Foreign Subsidiaries be used to repay Obligations owed by any Credit Parties or that the receipt of any such amount shall generate a requirement for such a repayment, but that such Sections as formerly in effect merely determined the amounts required to be applied by the Borrower to the repayment of its Obligations as more fully described in this Section 5.02.

(j) If any Lender becomes a Defaulting Lender at any time that any Letter of Credit issued by any Issuing Lender is outstanding, then, unless the participations therein have been reallocated pursuant to Section 3.07, the Borrower shall enter into the applicable Letter of Credit Back Stop Arrangements with such Issuing Lender no later than 5 Business Days after the date the Borrower becomes aware that such Lender has become a Defaulting Lender.

5.03. Method and Place of Payment; Payments and Computations; Maintenance of Accounts; Statement of Accounts.

(a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made (x) in Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrower under this Agreement except as otherwise provided in the immediately following clauses (y) and (z), (y) Euros in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of principal of or interest on Euro Denominated Loans and (z) Sterling in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of principal of or interest on Sterling Denominated Loans. Nothing in the succeeding clauses of this Section 5.03 shall affect or alter the Borrower’s obligations to the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders with respect to all payments otherwise required to be made by the Borrower in accordance with the terms of this Agreement and the other Credit Documents. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) Each of the Borrower and its Domestic Subsidiaries shall, along with the Collateral Agent and certain financial institutions selected by the Borrower and acceptable to the Administrative Agent (the “Collection Banks”), enter into on or prior to the Effective Date (or such later date as provided in Section 13.19) and thereafter maintain separate Cash Management Control Agreements. The Borrower and each of its Domestic Subsidiaries shall instruct all Account Debtors of the Borrower and such Domestic Subsidiaries to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account. All amounts received by the Borrower, any of its Domestic Subsidiaries and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account or directly into the Core Concentration Account.

(c) The Borrower and its respective Domestic Subsidiaries shall, along with the Collateral Agent and each of those banks in which the Deposit Accounts (other than Excluded Deposit Accounts but including all Collection Accounts and the Core Concentration Account) are maintained, enter into on or prior to the Effective Date (or such later date as provided in Section 13.19) and thereafter maintain separate Cash Management Control Agreements.

(d) Upon the terms and subject to the conditions set forth in the Cash Management Control Agreements, all collected amounts held in all of the Collection Accounts, with respect to the Borrower and its Domestic Subsidiaries shall be wired by the close of business on each Business Day into an account (the “Core Concentration Account”). Except as, and to the extent, all of the Collection Accounts shall be “zero” balance accounts. So long as no Event of Default or Compliance Period then exists, the Borrower and its Domestic Subsidiaries shall be permitted to transfer cash from the Core Concentration Account to the Excluded Deposit Accounts to be used for working capital and general corporate purposes, all subject to the requirements of this Section 5.03(d) and pursuant to procedures and arrangements to be determined by the Administrative Agent. If an Event of Default or Compliance Period exists, all collected amounts held in the Core Concentration Account shall be applied as provided in Section 5.03(e).

(e) During the continuance of a Compliance Period and upon and during the continuance of an Event of Default, all collected amounts held in the Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses (x) and (y), and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 5.02(b), (c), (d), (e), (f) or (g) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding Swingline Loans and Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Sections 2.01(e) and 2.04(b); (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Revolving Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Revolving Loans (whether or not then due and payable), and (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Administrative Agent, the Collateral Agent and the Lenders under any of the Credit Documents.

(f) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain an account on its books in the name of the Borrower (collectively, the “Credit Account”) in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower for the Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. The Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from the Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower’s or any of its Subsidiaries’ contracts or obligations relating to the Accounts.

(g) After the end of each month, the Administrative Agent shall send the Borrower and each Lender a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders, the Issuing Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders.

5.04. Net Payments.

(a) All payments made by the Borrower hereunder and under any Note (which, for purposes of this Section 5.04 shall be deemed to include any payments made by the Fronting Lender to any Revolving Participant pursuant to Section 4.04) will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political sub-division or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender (which, for purposes of this Section 5.04 shall be deemed to include any Revolving Participant in respect of payments made pursuant to Section 4.04) pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes by the Borrower, the Administrative Agent or the Fronting Lender, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent and (if applicable) the Fronting Lender on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower, the Administrative Agent or the Fronting Lender

(as applicable) shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to a Lender (other than any amounts payable by a Fronting Lender to a Revolving Participant pursuant to Section 4.04) in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided the Internal Revenue Service Forms required to be provided pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

SECTION 6. [Reserved].

SECTION 7. Conditions Precedent to All Credit Events.

The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued, or Existing Letters of Credit deemed issued, on the Initial Borrowing Date) or to amend or renew any Letter of Credit in a manner that would constitute a Credit Event, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01. Limitation on Cash on Hand. The aggregate amount of Unrestricted Cash owned or held by the Borrower and its Domestic Subsidiaries (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other Unrestricted Cash on hand (to the extent such proceeds and/or other Unrestricted Cash are actually utilized by the Borrower and/or any other Subsidiary of the Borrower on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) shall not exceed $25,000,000 for more than five consecutive Business Days (for purposes of Unrestricted Cash denominated in a currency other than Dollars, taking the Dollar Equivalent of such Unrestricted Cash as determined on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan).

7.02. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.03. Notice of Borrowing; Letter of Credit Request.

(a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).

(b) Prior to the issuance of each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

7.04. Compliance with Fixed Charge Coverage Ratio if Borrowing Availability is less than the Minimum Availability Amount. If after giving effect to the Credit Event the Borrowing Availability would be less than the Minimum Availability Amount, the Fixed Charge Coverage Ratio for the most recently ended four-Fiscal Quarter period prior to the date of such Credit Event for which financial statements have been delivered is no less than 1.00:1.00. For the avoidance of doubt, this Section 7.04 shall not be a condition to any Credit Event if after giving effect to such Credit Event Borrowing Availability is at least equal to the Minimum Availability Amount.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time.

SECTION 8. Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement, to make (and/or continue) the Loans and issue and/or participate in the Letters of Credit as provided for herein, the Borrower makes the following representations, warranties and agreements with the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance (or deemed issuance) of the Letters of Credit:

8.01. Company Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

8.02. Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03. No Violation.

(a) Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Borrower or any of its Subsidiaries.

8.04. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

8.05. Use of Proceeds; Margin Regulations.

(a) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrower’s and its Subsidiaries’ ongoing working capital requirements and general corporate purposes (including to effect Permitted Acquisitions (to the extent permitted by this Agreement)).

(b) At the time of each Credit Event occurring on or after the Amendment No. 4 Effective Date, the aggregate value of all Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the Borrower or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

8.06. Governmental Approvals. Except as may have been obtained or made on or prior to the Amendment No. 4 Effective Date (and which remain in full force and effect on the Amendment No. 4 Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

8.07. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.08. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.08, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 9.01.

8.09. Financial Condition; Financial Statements.

(a) On and as of the Amendment No. 4 Effective Date, on a pro forma basis after giving effect to the Refinancing, with respect to each Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 8.09(a), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) The audited consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at January 3, 2009, January 2, 2010 and January 1, 2011 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Consolidated Subsidiaries for the fiscal years of the Borrower ended on such dates, in each case furnished to the Lenders prior to the Amendment No. 4 Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby. All of the financial statements referred to in the immediately preceding sentence have been prepared in accordance with U.S. GAAP consistently applied, except to the extent provided in the notes to said financial statements.

(c) Since January 1, 2011, nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as fully reflected in the financial statements described in Section 8.09(b) and as otherwise permitted by Section 10.04, (i) there were as of the Amendment No. 4 Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole and (ii) the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 8.09(b) and are based on good faith estimates and assumptions made by the management of the Borrower, and on the Amendment No. 4 Effective Date, the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

8.10. Security Interests. On and after the Amendment No. 4 Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that, subject to the provisions of the Intercreditor Agreement, (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of Section 10.03 and clause (y) of Section 10.03(iii) and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Effective Date or on or prior to the execution and delivery thereof as contemplated by Section 9.11.

8.11. Compliance with ERISA.

(a) Schedule VI sets forth, as of the Amendment No. 4 Effective Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); except as would not reasonably be expected to have a Material Adverse Effect, (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing Sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non-compliance which would not result in a material liability to the Borrower or any Subsidiary of the Borrower; (12) no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither the Borrower nor any Subsidiary of the Borrower maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as would not reasonably be expected to have a Material Adverse Effect, all required contributions with respect to a Foreign Pension Plan have been made. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and the Borrower and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Sections 9.01(a) and (b).

8.12. Subsidiaries. Schedule VIII correctly sets forth, as of the Amendment No. 4 Effective Date, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and, have been issued free of preemptive rights. Except as set forth on Part B of Schedule VII attached hereto, no Subsidiary of the Borrower, as of the Amendment No. 4 Effective Date, has outstanding (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule IX, as of the Amendment No. 4 Effective Date, neither the Borrower nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VIII.

8.13. Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

8.14. Compliance with Statutes; Agreements, etc. Each of the Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.15. Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. Except as would not reasonably be expected to have a Material Adverse Effect, there are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). Except as would not reasonably be expected to have a Material Adverse Effect, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

Except as would not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by the Borrower’s or such Subsidiary’s business. Except as would not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or by any person acting for or under contract to the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower, by any other Person in respect of Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of the Borrower, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries), except in compliance with all applicable Environmental Laws.

8.16. Properties. All Real Property (other than Real Property with an individual Fair Market Value less than $10,000,000 as of the Amendment No. 4 Effective Date) and vessels owned by the Borrower or any of its Domestic Subsidiaries, and all material Leaseholds leased by the Borrower or any of its Domestic Subsidiaries, in each case as of the Amendment No. 4 Effective Date, and the nature of the interest therein, is correctly set forth in a list delivered to the Administrative Agent on the Amendment No. 4 Effective Date (and, to the extent that any such Real Property (or any portion thereof) constitutes “Principal Property” (as defined in the Existing 2013 Senior Notes Indenture), a list delivered to the Administrative Agent on the Amendment No. 4 Effective Date correctly identifies such Real Property (or the applicable portion thereof) as “Principal Property”). Each of the Borrower and each of its Domestic Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in a list delivered to the Administrative Agent on the Amendment No. 4 Effective Date and in the financial statements referred to in Section 8.09(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred as permitted by the terms of this Agreement and (z) such Real Properties owned by the Borrower or any of its Domestic Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the Borrower or such Domestic Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

8.17. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

8.18. Tax Returns and Payments. the Borrower and each of its Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Borrower and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and each of its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth in a writing delivered to the Administrative Agent on the Amendment No. 4 Effective Date, as of the Amendment No. 4 Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to the Borrower and each of its Subsidiaries. Except as set forth in a writing delivered to the Administrative Agent on the Amendment No. 4 Effective Date, as of the Amendment No. 4 Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

8.19. Insurance. Set forth in a writing delivered to the Administrative Agent on the Amendment No. 4 Effective Date hereto is a true, correct and complete summary of all insurance maintained by the Borrower and its Subsidiaries on and as of the Amendment No. 4 Effective Date, with the amounts insured (and any deductibles) set forth therein.

8.20. Subordination. The subordination provisions contained in the Existing Senior Notes Documents are enforceable against (i) the Subsidiary Guarantors party thereto, and (ii) the holders of the Existing Senior Notes. All Guaranteed Obligations (as defined in the Subsidiaries Guaranty) of the Subsidiary Guarantors and all Obligations of the Borrower under the Credit Documents to which it is a party, are within the definitions of “Guarantor Senior Debt” and “Designated Guarantor Senior Debt” or “Senior Debt” and “Designated Senior Debt,” as applicable, included in such subordination provisions.

8.21. Aggregate Borrowing Base Calculation. The calculation by the Borrower of the Borrowing Base and the valuation thereunder is complete and accurate in all respects.

SECTION 9. Affirmative Covenants.

The Borrower hereby covenants and agrees that as of the Amendment No. 4 Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have been terminated, and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

9.01. Information Covenants. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

(a) Monthly Reports. Within 30 days after the end of each Fiscal Month of the Borrower (other than the last Fiscal Month of each Fiscal Quarter of the Borrower), the balance sheet of the Borrower and its Consolidated Subsidiaries (and, if available the Borrower agrees to use its commercially reasonable efforts to make same available, of the U.S. Dole Group) as at the end of such Fiscal Month and the related consolidated statement of income for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month.

(b) Quarterly Financial Statements. Within 3 Business Days following the 45th day after the close of the first three quarterly accounting periods in each Fiscal Year of the Borrower (i) (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by an Authorized Officer of the Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the Borrower has filed a Form 10-Q Report with the SEC, the furnishing of (I) the Borrower’s Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclause (i) and (ii) of this Section 9.01(b).

(c) Annual Financial Statements. Within 3 Business Days following the 90th day after the close of each Fiscal Year of the Borrower, (i) (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders’ equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above, together with a report and opinion by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, which report and opinion (I) shall be prepared in accordance with generally accepted auditing standards, (II) shall be made without qualification or expression of uncertainty, in each case as to going concern and (III) shall state that such statements fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP and (iii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the Borrower has filed a Form 10-K Report with the SEC, the furnishing of (I) the Borrower’s Form 10-K Report filed with the SEC for such Fiscal Year and (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 9.01(c).

(d) Financial Projections, etc. Not more than 90 days after the commencement of each Fiscal Year of the Borrower commencing after the Amendment No. 4 Effective Date, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, and a projected Borrowing Base, in each case, taking into account any Significant Asset Sales intended to be consummated during such Fiscal Year) prepared by the Borrower (i) for the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for the Borrower and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a), (b) and (c), (with respect to clause (c) for each Fiscal Year ended on or after the Initial Borrowing Date), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 9.01(b) or (c), (x) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 5.02 and 10.08 (whether or not a Compliance Period is then in effect) and (y) the calculation of the Senior Secured Leverage Ratio as at the end of such Fiscal Quarter or Fiscal Year of the Borrower, as the case may be, and (ii) certify that there have been no changes to Annexes A through G of the Security Agreement, Annexes A through G of the Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Amendment No. 4 Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action of the Borrower or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to the Term Credit Agreement, any Existing Senior Notes Document and (iii) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Management Letters. Promptly upon receipt thereof, a copy of any “management letter” submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of the Borrower or any of its Subsidiaries and management’s responses thereto.

(h) Environmental Matters. Within five Business Days after an Authorized Officer of the Borrower obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to, (i) reduce the value of any ABL Priority Collateral by at least $10,000,000 or (ii) have a Material Adverse Effect), written notice of:

(i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

(i) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of the Borrower or any of its Subsidiaries) their Equity Interests in their capacity as such holders (provided that such information (other than the information required by Sections 9.01(b) and (c)) shall not be required to be delivered to the Administrative Agent and the Lenders to the extent the same is publicly available on the SEC’s website).

(j) New Subsidiaries; etc. Within 3 Business Days after the 45th day following the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and within 3 Business Days after the 90th day following the close of each Fiscal Year of the Borrower, (x) a list showing each Subsidiary of the Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year, and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case naming the direct owner of all Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein, has taken all actions, if any, required pursuant to Section 9.11 and the relevant Security Documents.

(k) Annual Meetings with Lenders. At the request of the Administrative Agent, the Borrower shall, within 120 days after the close of each Fiscal Year of the Borrower, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the Borrower and its Subsidiaries.

(l) Notice of Mandatory Repayments. On or prior to the date of any prepayment of the loans pursuant to Sections 5.02(b) through (e), inclusive, the Borrower shall provide written notice of the amount of the respective repayment and the calculations therefor (in reasonable detail).

(m) Hedging Agreements. Upon request of the Administrative Agent, a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by the Borrower or any of its Subsidiaries with any Lender and/or any of its affiliates.

(n) Borrowing Base Certificate. (u) On the Initial Borrowing Date, (v) not later than 5:00 P.M. (New York time) on the forty-fifth day following the end of the first Fiscal Month of the Borrower following the Closing Date, (w) not later than 5:00 P.M. (New York time) on the fifteenth Business Day following the end of each Fiscal Month of the Borrower thereafter, (x) during the continuance of a Borrowing Availability Limitation, not later than 5:00 p.m. (New York time) on the fifth Business Day after the end of each fiscal week of the Borrower (or at such other times as the Administrative Agent may request), (y) not later than 5:00 P.M. (New York time) on the third Business Day following any Permitted Acquisition and (z) not later than 5:00 P.M. (New York time) within five Business Days following any Authorized Officer of the Borrower obtaining knowledge of (i) any Asset Sale with respect to any ABL Priority Collateral with a fair market value of at least $5,000,000 or (ii) any theft, loss, physical destruction, damage, taking or any other similar event which reduces the value of any ABL Priority Collateral by at least $5,000,000, a borrowing base certificate setting forth the Borrowing Base (with supporting calculations) substantially in the form of Exhibit M (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of the end of the Borrower’s fifth period of 2011 in the case of the first Borrowing Base Certificate delivered after the Amendment No. 4 Effective Date and (B) as of the last Business Day of fiscal month or week, as the case may be, of the Borrower in the case of each subsequent Borrowing Base Certificate but after giving effect to any event described in subclause (z) above (it being understood, however, that any Eligible Accounts reflected in any Borrowing Base Certificate may be as of the last Business Day of fiscal month or week, as the case may be, of the Borrower); provided that, upon the occurrence and continuation of a Default or an Event of Default or if otherwise required by Administrative Agent in its Permitted Discretion, such Borrowing Base Certificates and any additional schedules and other information shall be delivered as often as reasonably requested by Administrative Agent. Each such Borrowing Base Certificate shall include such supporting information with respect to the Borrower’s accounts receivable, accounts payable, inventory reports as may be requested from time to time by the Administrative Agent.

(o) Field Examinations; Appraisals. Once during each Fiscal Year of the Borrower and, at any time a Default, or Event of Default or Borrowing Availability Limitation exists, at such other times as the Administrative Agent may request, (x) an appraisal of the Inventory of the Borrower and its Subsidiaries and (y) a collateral examination of the Inventory and receivables of the Borrower and its Subsidiaries, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, satisfactory to the Collateral Agent and completed at the cost and expense of the Borrower.

(p) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

9.02. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or, if any Specified Default or, any Event of Default then exists, any Lender, to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

9.03. Insurance.

(a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep the Collateral of the Borrower and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any of its Subsidiaries) with respect to the Collateral (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance) and (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent.

(c) If the Borrower or any of its Subsidiaries shall fail to comply with this Section 9.03, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days’ notice to the Borrower, to procure such insurance, and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

9.04. Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 10.03(i); provided that none of the Borrower and its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

9.05. Existence; Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 9.05 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 10.02, (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the dissolution of the Excluded Domestic Subsidiary or any Foreign Subsidiary.

9.06. Compliance with Statutes; etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.07. Compliance with Environmental Laws. (i) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of the Borrower and its Subsidiaries and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by the Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

9.08. ERISA. As soon as possible and, in any event, within twenty (20) Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409

or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans by an amount that would be material to the Borrower or any Subsidiary of the Borrower. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, the Borrower and the Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

9.09. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

9.10. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on the Saturday closest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided that Foreign Subsidiaries of the Borrower shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

9.11. Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances.

(a) The Borrower will, and will cause its Subsidiaries which are Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages (each, an “Additional Mortgage”) in: (i) each vessel acquired by such Person after the Amendment No. 4 Effective Date and having an initial book value in excess of $1,000,000, (ii) such fee-owned (or the equivalent) Real

Property acquired by such Person after the Amendment No. 4 Effective Date and having an initial book value in excess of $10,000,000 (or which is a Principal Property on the Amendment No. 4 Effective Date but which ceases to be Excluded Collateral) which is not covered by the original Mortgages (each such Real Property referred to in preceding clause (i) and this clause (ii), an “Additional Mortgaged Property”); provided, however, that if the aggregate initial book value of all Second-Tier Material Real Properties (for such purpose, using the initial purchase price paid by such Person for the respective Second-Tier Material Real Properties) acquired by such Persons after the Amendment No. 4 Effective Date which are not then covered by Mortgages, equals or exceeds $20,000,000, the Borrower and each Subsidiary Guarantor shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages (and not just those required to reduce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation in form reasonably satisfactory to the Administrative Agent. All such Additional Mortgages shall constitute valid and enforceable Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 10.03), in favor of the Collateral Agent (or such other trustee or subagent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Additionally, if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

(b) The Borrower will, and will cause each of its Subsidiaries to, at its own expense, take such further actions relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 9.11. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.11 has been complied with.

(c) Subject to the provisions of clause (e) below, if at any time any Domestic Subsidiary of the Borrower is created, established or acquired (other than an Excluded JV), such Subsidiary shall be required to execute and deliver counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as may be specified by the Administrative Agent, and in each case shall take all action in connection therewith as may be specified by the Administrative Agent.

(d) At such time as any Equity Interests owned by any Credit Party cease to be Excluded Collateral, the Credit Parties shall take such actions as may be required by the Pledge Agreement and the other Security Documents or that are reasonably requested by the Collateral Agent in order to ensure that the Collateral Agent has a perfected first priority security interest therein, provided that, in the case of any Foreign Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such Credit Party’s obligations (x) as the Borrower under the Credit Agreement or (y) under its Subsidiaries Guaranty in respect of the Obligations of the Borrower.

(e) Each action required above by Section 9.11(a), (b), (c) or (d) shall be completed as soon as possible, but in no event later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days (not to exceed 120 days) as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is requested to be taken by the Administrative Agent or the Required Lenders. The Borrower further agrees that (x) each action required above by Section 9.11(a), (b), (c) or (d) with respect to a newly formed, created or acquired Domestic Subsidiary, shall be completed contemporaneously with the formation, creation or acquisition of such Domestic Subsidiary, (provided that (x) the Credit Documents required to be executed and delivered pursuant to Section 9.11(c) by such newly formed, created or acquired Domestic Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, (y) in the case of a Shell Corporation formed, created or established by the Borrower or any of its Subsidiaries, such actions shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the formation, creation or establishment of such Shell Corporation and (z) all actions required to be taken pursuant to the last sentence of Section 9.11(c) shall be taken as promptly as practicable, and in any event within 45 days, after the Borrower receives the respective request from the Administrative Agent or the Required Lenders.

(f) Notwithstanding anything to the contrary contained in clauses (c) through (e) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to an acquisition permitted by Section 10.05 which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 10.04(b)(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 9.11, the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibit the taking of actions otherwise required by this Section 9.11, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall, or shall cause the respective Subsidiaries of the Borrower to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 9.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to an acquisition permitted by Section 10.05, then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the Borrower in good faith determines that the respective Subsidiary is not able under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

(g) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a “Required Appraisal”) are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the Borrower shall cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

(h) Notwithstanding anything to the contrary contained above in this Section 9.11 or elsewhere in this Agreement or the other Credit Documents, no Credit Party shall be required to grant a security interest in, or Lien on, any Excluded Collateral (so long as the respective Property constitutes Excluded Collateral), and the value of any Excluded Collateral shall not be taken into account in making determinations pursuant to the foregoing clauses of this Section 9.11.

(i) No later than 45 days after the Amendment No. 4 Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the applicable Credit Parties shall cause to be executed and/or delivered, as applicable, to the Administrative Agent:

(i) with respect to each Mortgage in favor of the Collateral Agent with respect to any Mortgaged Property, an amendment (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party in form and substance reasonably satisfactory to the Collateral Agent;

(ii) with respect to each Mortgage Amendment (other than with respect to the Mortgage Amendment for the Mortgaged Properties in Hawaii), an endorsement or other modification to the existing Mortgage Policy providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the effectiveness of Amendment 1;

(iii) with respect to each Mortgage Amendment, opinions of counsel to the Credit Parties covering customary matters and in form and substance reasonably satisfactory to the Collateral Agent;

(iv) with respect to each Mortgaged Property requested by the Collateral Agent, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and for each improved parcel of Real Property located in a special flood hazard area (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) evidence of flood insurance in amounts and otherwise sufficient to comply with applicable law; and

(v) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.03 in form and substance satisfactory to the Collateral Agent.

9.12. Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 8.05. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans or any Letter of Credit to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

9.13. Ownership of Subsidiaries.

(a) Notwithstanding anything to the contrary contained in this Agreement, (x) the Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Company and (y) subject to the proviso to the first sentence of Section 9.16(a), the Borrower shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by the Borrower or any of its Subsidiaries) of each Domestic Subsidiary of the Borrower (other than any Excluded JV).

(b) The Borrower shall take all actions so that, at all times from and after the Amendment No. 4 Effective Date, all the assets of the Borrower and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of the Borrower and its Subsidiaries (other than any Excluded JV) conducted in the United States are, in each case, owned or conducted, as the case may be, by the Borrower and one or more Domestic Subsidiaries which are not direct or indirect Subsidiaries of any Subsidiary of the Borrower which is a Foreign Subsidiary, provided that if a Foreign Subsidiary (not itself created or established in contemplation of an acquisition) is acquired by the Borrower or any Subsidiary which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, the Borrower shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified Obligors; provided further, that the respective transfer shall not be required to be made if the Borrower in good faith determines that such transfer would give rise to adverse tax consequences to the Borrower and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, the Borrower and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, is made within the Borrower or one or more Wholly-Owned Subsidiary Guarantors).

9.14. Maintenance of Company Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of the Borrower, any Subsidiary Guarantor or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

9.15. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

9.16. Margin Stock. The Borrower shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the Borrower or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by the Borrower and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this

Section 9.16, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (determined as provided in the first sentence of this Section 9.16) exceeds $10,000,000, then (x) all Margin Stock owned by the Credit Parties (except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations.

9.17. Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use its reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property (including, without limitation, farms), mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where ABL Priority Collateral with a book value in excess of $5,000,000 is stored or located, which agreement or letter shall (unless otherwise agreed to in writing by Administrative Agent) contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Initial Borrowing Date and thereafter, if the Collateral Agent has not received a landlord or mortgagee agreement or bailee letter as of the Initial Borrowing Date (or, if later, as of the date such location is acquired or leased), any Eligible Inventory at that location shall, in Administrative Agent’s reasonable discretion, be subject to such Reserves as may be established by Administrative Agent in its Permitted Discretion. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except to the extent that the same are being contested in good faith.

SECTION 10. Negative Covenants.

The Borrower hereby covenants and agrees that as of the Amendment No. 4 Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit, Bank Guaranties or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

10.01. Changes in Business; etc. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any business that would cause the Borrower and its Subsidiaries, taken as a whole, to be primarily engaged in a business other than a Permitted Business.

10.02. Consolidation; Merger and Sale of Assets; etc. The Borrower will not, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, except that the following shall be permitted:

(i) Investments permitted by Section 10.05 and Dividends permitted by Section 10.06;

(ii) the Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

(iii) the Borrower and its Subsidiaries may sell assets (excluding Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iii)), so long as (v) no Event of Default then exists or would result therefrom, (w) the Borrower or the applicable Subsidiary receives total consideration in an amount at least equal to the Fair Market Value of such assets, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $20,000,000 (based on the Fair Market Value of any non-cash consideration) in any Fiscal Year of the Borrower shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(b) and (z) to the extent that the aggregate Fair Market Value of all assets sold in any Fiscal Year in reliance on this clause (iii) exceeds $150,000,000, after giving effect to such sale of assets and the use of proceeds therefrom, the First Priority Net Secured Leverage Ratio as of in the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.01(b) or (c) would have been less than or equal to 3.25 to 1.00 on a Pro Forma Basis.

(iv) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(vi) (x) any Subsidiary of the Borrower may be merged, consolidated or liquidated with or into the Borrower (so long as the Borrower is the surviving corporation of such merger, consolidation or liquidation) or any Subsidiary Guarantor (so long as, except in the case of a merger, consolidation or liquidation into the Borrower, a Subsidiary Guarantor is the surviving corporation of such merger consolidation or liquidation) and (y) any Subsidiary of the Borrower that is not a Credit Party may be merged, consolidated or liquidated with or into any other Subsidiary of the Borrower that is not a Credit Party; provided, in the case of any merger, consolidation or liquidation pursuant to this clause (vi) involving a Credit Party, the Borrower shall notify the Administrative Agent thereof and shall take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest in the Collateral of such Credit Party;

(vii) the Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Subsidiaries of the Borrower in each case so long as (I) any such transfer is made in the ordinary course of its business and consistent with past practice of the Borrower and its Subsidiaries as in effect on the Effective Date, (II) the Borrower reasonably determines that the transfer is not reasonably likely to be adverse to the interests of the Lenders in any material respect and (III) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer;

(viii) so long as no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Credit Parties shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

(ix) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, in connection with the exchange or acquisition of replacement items of equipment which are useful in a Permitted Business;

(x) each of the Borrower and its Subsidiaries may sell or liquidate Cash Equivalents;

(xi) the Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

(xii) each of the Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale is an arm’s-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) either (x) at least 75% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or (y) (1) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent the same may be issued in accordance with the definition thereof) and (2) at least 50% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale and (iv) the Net Sale Proceeds therefrom are applied as, and to the extent, required by Section 5.02(b); and

(xiii) the Borrower and its Domestic Subsidiaries may sell and leaseback Principal Properties, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm’s-length transaction, (x) 100% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of Section 5.02(b).

To the extent any Collateral is sold or otherwise disposed of as permitted by this Section 10.02, such Collateral (unless transferred to a Credit Party) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

10.03. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, maritime Liens and other similar Liens and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(iii) (x) Liens created by or pursuant to this Agreement and the Security Documents (including Liens securing obligations under any Secured Cash Management Agreement (as defined in the Security Agreement)), (y) Liens created by or pursuant to the Term Credit Agreement and the Term Security Documents, securing Indebtedness incurred pursuant to clause (b)(xx) of Section 10.04 and (z) Liens (but only on the Collateral of the Credit Parties) securing Existing 2014 Senior Notes, Existing 2016 Senior Notes and Qualified Indebtedness, so long as such Existing 2014 Senior Notes, Existing 2016 Senior Notes and Qualified Indebtedness constitute Notes Obligations (as defined in the Intercreditor Agreement); provided that with respect to any Liens securing Qualified Indebtedness, after giving effect to the Incurrence of such Qualified Indebtedness and the use of proceeds therefrom, the Senior Secured Leverage Ratio as of the last day of the most recent Test Period for which financial statements are available pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00 on a Pro Forma Basis;

(iv) Liens in existence on the Amendment No. 4 Effective Date which are listed in Schedule XVIII, renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension except in accordance with the definition of Permitted Refinancing Indebtedness, and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

(v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) subject to Liens pursuant to clause (v)(y) or (v)(z) (whether pledged, paid, deposited or otherwise) shall not exceed at any time the sum of (1) $75,000,000 (net of any insurance proceeds actually received (and not returned) by the Borrower and its Subsidiaries in connection therewith) plus (2) in the case of Properties of Subsidiaries of the Borrower located outside the United States and subject to a Lien pursuant to this clause (v), an additional $50,000,000 (net of any insurance proceeds actually received (and not returned) by the Borrower and its Subsidiaries in connection therewith);

(vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 10.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 10.03(v) above) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding subclauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

(vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(ix) Liens of a lessor arising under any operating lease entered into by the Borrower and its Subsidiaries in the ordinary course of business and relating solely to such lease and the assets leased thereunder;

(x) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 10.04(b)(iv), provided that the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

(xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Amendment No. 4 Effective Date by the Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the principal amount of Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 10.04(b)(iv);

(xii) Liens on property or assets acquired pursuant to an acquisition of an Acquired Entity or Business, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to such an acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(b)(vi), (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries and (iii) such Liens do not apply to ABL Priority Collateral;

(xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xv) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 10.04(b).

(xvii) Liens on the assets of a Foreign Subsidiary securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 10.04(b)(vii);

(xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to Section 10.05(xiii); and

(xix) other Liens of the Borrower or any Subsidiary of the Borrower that (w) were not incurred in connection with borrowed money, (x) do not materially impair the use of such Property in the operation of the business of the Borrower or such Subsidiary, (y) do not encumber any Accounts or Inventory or other ABL Priority Collateral and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (iv), (ix), (x), (xi), (xii), (xvi), (xvii) and (xix) of this Section 10.03 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of the Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens). No Credit Party will permit any Lien on any Accounts or Inventory of such Credit Party other than Liens pursuant to clauses (i), (ii), (iii), (v), (xiii), (xiv) and (xvi) of this Section 10.03.

10.04. Indebtedness.

(a) The Borrower will not, and will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist (collectively, “incur”) any Indebtedness; provided, however, that the Borrower and each Domestic Subsidiary of the Borrower which is a Credit Party may incur Qualified Indebtedness so long as on a Pro Forma Basis: (i) the Borrower could incur such Indebtedness in reliance on Section 9.04(a) of the Term Credit Agreement (as such covenant is in effect on the Amendment No. 4 Effective Date); and (ii) no Default or Event of Default exists immediately after the respective incurrence.

(b) The foregoing limitations in Section 10.04(a) will not apply to the following:

(i) Indebtedness incurred pursuant to this Agreement, and the other Credit Documents;

(ii) (x) Existing Indebtedness listed on Schedule IV and any Permitted Refinancing Indebtedness in respect thereof and (y) Permitted Refinancing Indebtedness with respect to Indebtedness incurred pursuant to Section 10.04(a);

(iii) Indebtedness under Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into to protect the Borrower and its Subsidiaries against fluctuations in interest rates, currency exchange rates and commodity prices and not for speculative purposes;

(iv) Capitalized Lease Obligations, Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed, capital or long term assets and Permitted Refinancing Indebtedness in respect thereof, provided that the aggregate amount of Indebtedness outstanding pursuant to this Section 10.04(b)(iv) shall not exceed $50,000,000 at any time;

(v) intercompany Indebtedness of the Borrower and its Subsidiaries to the extent permitted by Section 10.05;

(vi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to the acquisition of an Acquired Entity or Business (or Indebtedness assumed at the time of such an acquisition of an asset securing such Indebtedness) (such Indebtedness, “Permitted Acquired Debt”) and any Permitted Refinancing Indebtedness in respect thereof, provided that (x) such Indebtedness (A) is not secured by Liens on ABL Priority Collateral and (B) was not incurred in connection with, or in anticipation or contemplation of, such acquisition and (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 10.04(b)(vi) at any time shall not exceed $50,000,000;

(vii) Indebtedness of Foreign Subsidiaries of the Borrower, provided that the aggregate principal amount of all such Indebtedness outstanding at any time under this Section 10.04(b)(vii) shall not exceed $75,000,000;

(viii) additional unsecured Indebtedness of the Borrower consisting of unsecured guarantees of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Subsidiaries of the Borrower, (y) leases pursuant to which one or more Subsidiaries of the Borrower are the respective lessees and (z) Indebtedness of Subsidiaries of the Borrower of the type permitted pursuant to Section 10.04(b)(xi);

(ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(x) (x) Indebtedness of the Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding, (y) Indebtedness of the Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and (z) Indebtedness of the Borrower or any of its Subsidiaries evidenced by appeal bonds and/or guaranties issued in respect of obligations arising in connection with the European Commission Decision pending appeal by the Borrower or such Subsidiaries of such decision in an aggregate amount not to exceed €59,000,000 at any time outstanding;

(xi) Indebtedness of the Borrower or any Subsidiary of the Borrower arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary of the Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition);

(xii) unsecured Indebtedness of the Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04(b)(vii) above), so long as the aggregate amount of the Contingent Obligations of the Borrower pursuant to this Section 10.04(b)(xii) does not exceed $75,000,000 at any time;

(xiii) Indebtedness of Foreign Subsidiaries of the Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $50,000,000 at any time;

(xiv) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $75,000,000 at any time outstanding and (y) unsecured Indebtedness of the Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this Section 10.04(b)(xiv);

(xv) Indebtedness of the Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

(xvi) Indebtedness under letters of credit or bank guarantees not to exceed $150,000,000 at one time outstanding;

(xvii) additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom; and

(xviii) the Borrower, the Subsidiary Guarantors and any Foreign Subsidiary may incur and remain liable with respect to the Indebtedness under the Term Credit Agreement and the other Term Credit Documents.

10.05. Advances; Investments; Loans. The Borrower will not and will not permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except:

(i) (w) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents; provided, however, that at any time a Loan is outstanding, the aggregate amount of Unrestricted Cash held by any of the Borrower and its Domestic Subsidiaries shall not exceed $25,000,000 for any period of five consecutive Business Days;

(ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

(iii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

(iv) Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into in compliance with Section 10.04(b)(iii) shall be permitted;

(v) (x) Investments constituting Intercompany Existing Indebtedness in existence on the Amendment No. 4 Effective Date and any Permitted Refinancing Indebtedness in respect thereof, (y) such other Investments in existence on the Amendment No. 4 Effective Date and listed on Schedule IX (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to the Investments described in preceding subclause (y) of this Section 10.05(v) shall be permitted only if independently justified under the other provisions of this Section 10.05 and (z) so long as no Event of Default has occurred and is continuing, transfers of cash and Cash Equivalents among the Borrower and its Subsidiaries in the ordinary course of business for working capital purposes;

(vi) Investments (x) by any Credit Party in any Credit Party, (y) by any Subsidiary that is not a Credit Party in the Borrower or any Subsidiary and (z) so long as the Payment Conditions are satisfied both before and after giving effect to such Investments, by the Credit Parties in Subsidiaries that are not Credit Parties;

(vii) (x) loans by the Borrower and its Subsidiaries to officers, employees and directors of the Borrower and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by the Borrower and its respective Subsidiaries to officers, employees and directors of the Borrower and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

(viii) so long as the Payment Conditions are satisfied both before and after giving effect thereto, the U.S. Dole Group may make Permitted Acquisitions;

(ix) the Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

(x) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 10.02(iii) and (xiii);

(xi) The Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the Borrower, so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(xii) loans or advances by any Subsidiary of the Borrower in connection with grower loan programs; provided that (I) at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this Section 10.05(xii) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof) and (II) no loans or advances may be made pursuant to this Section 10.05(xii) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(xiii) any Non-Wholly Owned Subsidiary of the Borrower may make loans to its shareholders generally so long as (x) the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this clause (xii) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

(xiv) Investments constituting guaranties permitted by Section 10.04;

(xv) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section, so long as (x) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Company and incurred pursuant to the Intercompany Distribution Transactions, and (y) any Investment in the form of an intercompany loan or advance pursuant to this clause (xiv) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement;

(xvi) so long as the Payment Conditions are satisfied both before and after giving effect to such Investments, the Borrower and its Subsidiaries may make additional Investments not otherwise permitted under this Section 10.05; and

(xvii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its respective Subsidiaries may make Investments not otherwise permitted by Sections (i) through (xv); provided that (x) the aggregate amount of Investments made pursuant to this Section 10.05(xvii) after the Amendment No. 4 Effective Date shall not exceed $25,000,000 (determined without regard to any write-downs or write-offs thereof).

10.06. Restricted Payments; etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of the Borrower or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of any direct or indirect parent of such Subsidiary now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”) except that:

(i) (x) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to the preceding clause (x) by any Credit Party to any Wholly-Owned Subsidiary that is not a Credit Party may only be made if (A) (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party or (B) the Subsidiary making such Dividend is not a Credit Party;

(ii) the Borrower may redeem or purchase shares of the Borrower Common Stock or options to purchase the Borrower Common Stock, held by former officers or employees of the Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (x) the only consideration paid by the Borrower in respect of such redemptions and/or purchases shall be cash, (y) the aggregate amount paid by the Borrower in cash in respect of all such redemptions and/or purchases shall not exceed $10,000,000 in any Fiscal Year of the Borrower, and (z) at the time of any redemption or purchase pursuant to this Section 10.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

(iii) the Borrower may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

(iv) the Borrower may make repurchases of Equity Interests of the Borrower or any Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of such options or warrants;

(v) the Borrower may make repurchases of Equity Interests of the Borrower in lieu of the issuance of fractional shares upon the exercise of options or warrants to purchase Borrower Common Stock;

(vi) the Borrower may make distributions of rights to holders of Borrower Common Stock pursuant to a customary shareholder rights plan and the redemption of such rights for nominal consideration;

(vii) the Borrower may make additional Dividends not otherwise permitted under this Section 10.06 in an aggregate after the Amendment No. 4 Effective Date not to exceed $25,000,000; and

(viii) so long as the Payment Conditions are satisfied both before and after giving effect to the payment of such Dividends, the Borrower and its Subsidiaries may pay additional Dividends not otherwise permitted under this Section 10.06.

10.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower except on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) intercompany transactions among the Borrower and its Subsidiaries; (ii) the payment of consulting or other fees to the Borrower by any of its Subsidiaries in the ordinary course of business; (iii) customary fees to directors of the Borrower and its Subsidiaries; (iv) the Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (v) Dividends may be paid by the Borrower to the extent permitted by Section 10.06; (vi) transactions between the Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XVI hereto; and (vii) Investments in, and transactions with, any Person that is an Affiliate of the Borrower solely as a result of the Borrower’s or a Subsidiary’s ownership of Equity Interests of such Person.

10.08. Fixed Charge Coverage Ratio. During any Compliance Period, the Borrower shall not permit (i) the Fixed Charge Coverage Ratio to be less than 1.00:1.00 for the four Fiscal Quarters most recently ended for which financial statements are available immediately prior to the beginning of such Compliance Period and (ii) the Fixed Charge Coverage Ratio for each four-Fiscal Quarter period ending during such Compliance Period to be less than 1.00:1.00.

10.09. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.

(a) The Borrower will not, and will not permit any of its Subsidiaries to:

(i) make any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee or administrative agent with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Specified Indebtedness or Indebtedness under the Term Credit Agreement other than (v) refinancings of Specified Indebtedness in exchange for or with the proceeds of any Permitted Refinancing Indebtedness, (w) retirement of Specified Indebtedness or Indebtedness under the

Term Credit Agreement in exchange for Borrower Common Stock or any Qualified Preferred Stock, (x) mandatory prepayments required by, and in accordance with the terms of, the Term Credit Agreement, (y) so long as the amount of Investments (net of any actual return of such Investments) by the Credit Parties in Subsidiaries that are not Credit Parties made following the Amendment No. 4 Effective Date is zero or less, prepayments of Indebtedness under the Term Credit Agreement by Subsidiaries that are not Credit Parties (but not by any Credit Party) and (z) so long as the Payment Conditions are satisfied both before and after giving effect thereto, other repurchases or redemptions of Specified Indebtedness or any voluntary prepayment or other repurchase or redemption of the Term Loans;

(ii) amend or modify, or permit the amendment or modification of, any provision of any Specified Indebtedness, in any manner that is adverse in any material respect to the interests of the Lenders; or

(iii) amend, modify or change any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new agreement with respect to its capital stock or other Equity Interests, other than (x) any amendments, modifications or changes pursuant to this Section 10.09(a) and any such new agreements which do not adversely affect the interests of the Lenders in any material respect and (y) any amendment to such Person’s respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

(b) Neither the Borrower nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations and obligations under the Term Credit Agreement) as “Designated Guarantor Senior Debt” or “Designated Senior Debt” for purposes of any agreement governing Specified Indebtedness.

10.10. Limitation on Issuance of Equity Interests. The Borrower will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) other than Qualified Preferred Stock or (ii) any redeemable common stock or equivalent common Equity Interests.

10.11. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, nor will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than the Person or the properties or assets of the Person acquired pursuant to the respective acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of such acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 10.05; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment, (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 10.03(iv), (x), (xi), (xii) and (xvi), (viii) the Term Credit Documents, (ix) restrictions set forth in the documents governing Existing Indebtedness and (x) restrictions in the documents governing Indebtedness incurred following the Amendment No. 4 Effective Date which are not materially more restrictive than the restrictions described in the foregoing clause (vii).

10.12. Special Restrictions Relating to Principal Property. The Borrower will not, and will not permit any Subsidiary Guarantor to, (i) own or acquire any Principal Property (other than the Principal Properties designated in writing to the Administrative Agent on the Amendment No. 4 Effective Date) or (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on any Principal Property; provided however that, notwithstanding the foregoing, (x) the Borrower and its Subsidiaries may acquire (by way of third-party purchase) up to (but not more than) two Principal Properties after the Amendment No. 4 Effective Date and, thereafter, own such Principal Properties and (y) the Borrower and its Subsidiaries may own additional Principal Properties which are not Principal Properties on the Amendment No. 4 Effective Date (or, if acquired after the Amendment No. 4 Effective Date, on such date of acquisition) if (x) the respective Principal Property becomes a Principal Property after the Amendment No. 4 Effective Date (or such date of acquisition) as a result of the making of capital expenditures or other investments in such Property by the Borrower or the respective Subsidiary or (y) the respective Principal Property is constructed by the Borrower or the respective Subsidiary. The restrictions set forth in this Section 10.12 shall cease to apply following the date that Principal Properties cease to constitute Excluded Property.

10.13. No Additional Deposit Accounts; etc. The Borrower will not, and will not permit any Subsidiary Guarantor, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (i) the Core Concentration Account, (ii) the Collection Accounts set forth on Part A of the list delivered by the Borrower to the Administrative Agent on the Amendment No. 4 Effective Date, and (iii) the Excluded Deposit Accounts; provided that the Borrower or any Subsidiary Guarantor may open new Collection Accounts, not set forth in such list, so long as prior to opening any such account (i) the Administrative Agent has consented in writing to such opening (which consent shall not be unreasonably withheld or delayed), (ii) the Borrower has delivered an updated list to the Administrative Agent listing such new account if such account is a Collection Account and (iii) in the case of any new Collection Account), the financial institution with which such account is opened, together with the Borrower or the Subsidiary Guarantor which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement.

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on any Loan or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to the Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03. Covenants. The Borrower or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.01(f)(i), 9.10 or 10, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(n) and such default shall continue unremedied for at least one Business Day or (c) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Sections 11.01, 11.02 or clause (a) or clause (b) of this Section 11.03) and such default shall continue unremedied for a period of at least 30 days; or

11.04. Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 11.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

11.05. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

11.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

11.07. Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall, subject to the Intercreditor Agreement, cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.03), and subject to no other Liens (except as permitted by Section 10.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 11.07, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000; or

11.08. Guaranties. Any Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the relevant Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Subsidiaries Guaranty; or

11.09. Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $50,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that for the avoidance of doubt, the European Commission Decision shall be deemed to have been stayed for so long as such decision is not final and non-appealable and the Borrower and its applicable Subsidiaries are diligently pursuing an appeal of such decision and have complied with all requirements of the European Commission with respect to the posting of bonds, bank guarantees or other security for the European Commission Decision (after giving effect to any waiver by the European Commission of any such requirements); provided, further, that the rendering of any other such judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section 11.09 unless (i) the Borrower and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $50,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the Borrower and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $50,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

11.10. Ownership. A Change of Control shall have occurred; or

11.11. Denial of Liability. The Borrower shall deny its obligations under this Agreement, any Note or any other Credit Document;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), subject to the Intercreditor Agreement, any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (vi) apply any cash collateral held by the Administrative Agent as provided in Section 5.02 to the repayment of the Obligations.

SECTION 12. The Administrative Agent.

12.01. Appointment. The Lenders hereby irrevocably designate and appoint DBNY as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include DBNY in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

12.02. Nature of Duties.

(a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arrangers are named as such for recognition purposes only, and in their capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, no Lead Arranger shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04. Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06. Indemnification. To the extent the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Revolving Participant agrees to indemnify the Fronting Lender, in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower to do so), for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on or incurred by or asserted against the Fronting Lender in its capacity as such; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Fronting Lender’s gross negligence or willful misconduct of the Fronting Lender as determined by a final judgment of a court of competent jurisdiction.

12.07. The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08. Holders.

(a) The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

(b) Without limiting the provisions of preceding clause (a), the parties hereto acknowledge and agree that any Agent hereunder may also act in individual or agency capacities in connection with other financings, including, without limitation, pursuant to the Term Credit Documents. The parties hereto agree to each of the Agents acting in such other individual and agency capacities, and shall not raise any claim in connection therewith (except to the extent resulting from the gross negligence or willful misconduct of the respective such Person as an Agent hereunder).

12.09. Resignation by the Administrative Agent.

(a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10. Collateral Matters.

(a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments (and all Letters of Credit) and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10 or (v) constituting Equity Interests or assets of any Subsidiary of the Borrower upon the liquidation or dissolution of such Subsidiary in a transaction permitted by the Credit Documents.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11. Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.12. Withholding Tax. To the extent required by any applicable law, the Administrative Agent and any Fronting Lender shall withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Fronting Lender did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent or the Fronting Lender of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent and the Fronting Lender (to the extent that the Administrative Agent or the Fronting Lender has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent or the Fronting Lender as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such tax were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or Fronting Lender shall be conclusive absent manifest error.

SECTION 13. Miscellaneous.

13.01. Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel LLP and local and foreign counsel and the Administrative Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants (including, without limitation, any inventory consultants) for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, advisors, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.

13.02. Right of Setoff.

(a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than deposit accounts containing only payroll, trust, employee benefit and/or tax withholding obligations) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

13.04. Benefit of Agreement; Assignments; Participations.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders; and provided, further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments have terminated, outstanding

Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender upon compliance with the requirements below. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that (i) at such time, Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and the Issuing Lender and, so long as no Default or Event of Default then exists, the Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned) and (iv) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Revolving Loan Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything in the foregoing to the contrary, no assignment shall be made to any Defaulting Lender.

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or assignee for such Lender as a party thereto.

(d) Any Lender which assigns all of its Revolving Loan Commitments and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06. Payments Pro Rata.

(a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of the Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (including to the Fronting Lender (rather than to the Revolving Participants) with respect to the Revolving Loans made by such Lender and other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders a Participating Interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07. Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (i) if at any time any change in U.S. GAAP is reasonably likely to cause any financial ratio or requirement set forth in any Credit Document to be violated or to impose additional obligations on the Borrower, or to prevent any such violation or any such imposition absent such change, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in U.S. GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement shall continue to be computed in accordance with U.S. GAAP prior to such change therein (and, for the avoidance of doubt, if such notice is provided following the last day of a Test Period but prior to the date the officer’s certificate required pursuant to Section 9.01(e) has been delivered for such Test Period, such notice shall be deemed to have been received on the last day of such Test Period) and (y) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in U.S. GAAP, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 9 and/or 10, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to (x) the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable and (y) Sterling LIBOR, which shall be based on a year of 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

13.10. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, the Administrative Agent, the Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.11. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12. Amendment or Waiver; etc.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders); provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i), clause (ix) or clause (x)) (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of (x) the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or (y) the Subsidiary Guarantors under the Subsidiaries Guaranties, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Amendment No. 4 Effective Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) increase the advance rates applicable to the Borrowing Base over those in effect on the Initial Borrowing Date (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts and Eligible Inventory, in each case by Administrative Agent in accordance with the terms hereof, will not be deemed such an increase in advance rates), (vii) increase the percentage of the Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(e), (viii) increase the Total Commitment (other than as contemplated by Section 2.14), (ix) or increase the Revolving Loan Commitment of any Lender, (x) change any provision of any Credit Document with respect to the order of payment of the Obligations following an Event of Default, including, without limitation, Section 7.4 of the Security Agreement or (xi) subordinate all or substantially all of the ABL Priority Collateral to any other Indebtedness; provided further, that no such change, waiver, discharge or termination shall, without the consent of the Supermajority Lenders, (x) amend the definition of Supermajority Lenders, (x) amend the definition of Borrowing Availability or (y) amend any of the following definitions, in each case the effect of which would be to increase the amounts available for borrowing hereunder: Borrowing Base, Eligible Accounts, Eligible Inventory (including, in each case, the defined terms used therein) (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts and Eligible Inventory, in each case by the Administrative Agents in accordance with the terms hereof, will not be deemed to require a Supermajority Lender consent); provided further, that no such change, waiver, discharge or termination shall (1) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 1 or alter its rights or obligations with respect to Letters of Credit, (2) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (4) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent; provided, further, that no consent of any Defaulting Lender to any such amendment or waiver shall be required except for any amendment or waiver of a type described in clause (i), (ix) or (x) above that directly and adversely affects the Obligations or Revolving Loan Commitment of such Lender.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Loans (or related Revolving Loan Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) the outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Loan Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding

Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15. Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or Revolving Loan transfer of all or part of any Revolving Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16. Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

(b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17. Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and capital stock and other Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States and any State thereof to perfect the security interests in the capital stock and other Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Amendment No. 4 Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other Equity Interests are pledged, under the Security Documents. The Borrower hereby agrees that, following any request by the Administrative Agent or the Required Lenders to do so, the Borrower will, and will cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or the Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.17, all such actions shall be taken in accordance with the provisions of this Section 13.17 and Section 9.12 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to capital stock of, other Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States and any State thereof) not required to be taken in accordance with the provisions of this Section 13.17; provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of Section 9.12 and this Section 13.17.

13.18. Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and the other Credit Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the Act.

13.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent its has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each of the Administrative Agent and the Joint Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent or any Joint Lead Arranger nor any of their Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) each of the Administrative Agent and the Joint Lead Arrangers and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent or the Joint Lead Arrangers has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first above written.

DOLE FOOD COMPANY, INC.

By:	/s/ Joseph S. Tesoriero
Name: Joseph S. Tesoriero
Title: EVP and CFO

By:	/s/ Beth Potillo
Name: Beth Potillo
Title: VP and Treasurer

THE GUARANTORS NAMED IN SCHEDULE I ATTACHED HERETO

By:	/s/ C. Michael Carter
Name: C. Michael Carter
Title: VP

By:	/s/ Joseph S. Tesoriero
Name: Joseph S. Tesoriero
Title: VP

[SIGNATURES OF DOLE FOOD COMPANY, INC. AND

ITS GUARANTORS ARE THE ONLY PARTIES WHOSE SIGNATURES

ARE PROVIDED]

[Signature Page to Amendment No. 4 to ABL Credit Agreement]

S-1

SCHEDULE IV

EXISTING INDEBTEDNESS

SCHEDULE IV	Scheduled Existing Indebtedness

THIRD PARTY EXISTING INDEBTEDNESS of FOREIGN SUBS as of June 17, 2011

						6/17/2011
Lender	Borrower	Currency	Maturity	Interest Rate		USD $ equivalent

13.875% Notes due March 15, 2014	Dole Food Company, Inc.	USD	3/15/2014	13.8750%		227,437,000
8.0% Notes due October 1, 2016	Dole Food Company, Inc.	USD	10/1/2016	8.0000%		315,000,000
8.75% Debentures due July 15, 2013	Dole Food Company, Inc.	USD	7/15/2013	8.7500%		155,000,000

* Letters of Credit and Guarantees outstanding under the ABL Revolver on June 17, 2011 total $88.3MM.

Indebtedness of Foreign Subsidiaries in connection with Grower Loans

[*]	[*]	[*]	[*]	[	*]	[	*]

Indebtedness of Foreign Subsidiaries

[*]	[*]	[*]	[*]	[	*]	[	*]

Capitalized Lease Obligations

[*]	[*]	[*]	[*]	[	*]	[	*]

Contingent Obligations

6/17/2011
Guarantor	Guaranteed Party	Beneficiary	Amount of Guarantee	Maturity		Purpose

[*]	[*]	[*]	[*]	[	*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

CORPORATE GUARANTIES OF SUBSIDIARY OBLIGATIONS

Guaranteed Party	Guaranteed Subsidiary	Purpose	Date Issued	Expiry Date	Line Amount		Local Currency Amount Outstanding		Exchange Rate		6/17/2011 US$ Amount Outstanding

[*]	[*]	[*]	[*]	[*]	[	*]	[	*]	[	*]	[	*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Intercompany Loans

as of June 17, 2011

Lender	Borrower	Currency	Amount	Execution Date	Maturity	Interest Basis	Margin	Rate Reset Date
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

LETTERS OF CREDIT AND GUARANTIES OUTSTANDING

17-Jun-11

ISSUER	DOLE ENTITY	BENEFICIARY/ PURPOSE	LC/ GUARANTY NO.	ISSUANCE DATE	EXPIRY DATE	AMOUNT	P6 Accounting Rates	USD
ABL Dole Revolving Credit Facility
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
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[*]

EUR [*] - Letter of Credit Facility - Not issued under the ABL

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Summary of FX Hedges June 17, 2011

Currency	Trade Date	Type of Hedge	FX Amount		Strike / Fwd Rate	USD Equivalent

EUR - ‘11	5/20/2010	Forward		€15,160,000	1.2648	19,174,212
	11/4/2010			€17,040,000	1.4112	24,047,554
	6/1/2011			€23,002,400	1.4382	33,081,532

				€55,202,400	1.3822	76,303,298

EUR - ‘12	6/1/2011	Forward		€14,500,000	1.4296	20,729,092

CAD - ‘11	11/5/2010	Forward	C$	15,447,824.8	1.0120	15,265,357

JPY - ‘11	Apr & May 2010	Forward		¥10,898,000,000	92.10	118,328,966

JPY - 2011-2014	3/25/2011	Forward		¥59,458,889,890	101.30	586,958,441

DPFA JPY - ‘11	9/28/2010	Forward		¥220,500,000	83.39	2,644,191

PHP - ‘11	6/25/2010	Forward	PHP	2,318,440,000	47.27	49,049,565

THB - ‘11	7/8 and 8/18/10	Forward	THB	1,713,016,822	32.07	53,413,409

CLP - ‘11	1/10/2011	Forward	CLP	2,121,500,000	502.59	4,221,105

SEK - ‘11	weekly	Forward	SEK	18,777,500	6.2352	3,011,523

EUR - ‘11 (Dole Spain)	12/13/2010	Forward		€5,398,204	1.3374	7,219,456

						$937,144,403

SCHEDULE VI

PLANS

Plan Number	Plan Name
029	Consolidated Retirement Plan for Employees of Dole Food Company, Inc.

001	Western Conference of Teamsters Pension Plan*

98	Supplemental Executive Retirement Plan

n/a	Dole Food Company, Inc. Excess Savings Plan

60	401(k) Plan for Salaried Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

68	401(k) Plan for Hourly Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

*	Multiemployer plan

SCHEDULE VII

CAPITALIZATION

None.

SCHEDULE VIII

SUBSIDIARIES

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
AG 1970, INC.	100.0000	U.S.
AG 1971, INC.	100.0000	U.S.
AG 1972, INC.	100.0000	U.S.
ALYSSUM CORPORATION	100.0000	U.S.
BANANERA ANTILLANA (COLOMBIA), INC.	100.0000	U.S.
BARCLAY HOLLANDER CORPORATION	100.0000	U.S.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
BLUE ANTHURIUM, INC.	100.0000	U.S.
BUD ANTLE, INC.	100.0000	U.S.
CALAZO CORPORATION	100.0000	U.S.
CALICAHOMES, INC.	100.0000	U.S.
CALIFORNIA POLARIS, INC.	100.0000	U.S.
CERULEAN, INC.	100.0000	U.S.
CLOVIS CITRUS ASSOCIATION	100.0000	U.S.
COOL ADVANTAGE, INC.	100.0000	U.S.
COOL CARE, INC.	100.0000	U.S.
COUNTY LINE MUTUAL WATER COMPANY	100.0000	U.S.
DB NORTH, LLC (fka “CB North, LLC”)	100.0000	U.S.
DB SOUTH, LLC (fka “CB South, LLC”)	100.0000	U.S.
DELPHINIUM CORPORATION	100.0000	U.S.
DIVERSIFIED IMPORTS CO.	100.0000	U.S.
DNW SERVICES COMPANY	100.0000	U.S.
DOLE ABPIK, INC.	100.0000	U.S.
DOLE ARIZONA DRIED FRUIT AND NUT COMPANY	100.0000	U.S.
DOLE ASSETS, INC.	100.0000	U.S.
DOLE BERRY COMPANY, LLC	100.0000	U.S.
DOLE CARROT COMPANY	100.0000	U.S.
DOLE CITRUS	100.0000	U.S.
DOLE DF&N, INC.	100.0000	U.S.
DOLE DIVERSIFIED, INC.	100.0000	U.S.
DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP	100.0000	U.S.
DOLE EUROPE COMPANY	100.0000	U.S.
DOLE FARMING INC.	100.0000	U.S.
DOLE FOODS FLIGHT OPERATIONS, INC.	100.0000	U.S.
DOLE FOUNDATION	100.0000	U.S.
DOLE FRESH FRUIT COMPANY	100.0000	U.S.
DOLE FRESH VEGETABLES, INC.	100.0000	U.S.
DOLE HOLDINGS, INC.	100.0000	U.S.
DOLE LAND COMPANY, INC.	100.0000	U.S.
DOLE LOGISTICS SERVICES, INC.	100.0000	U.S.
DOLE NORTHWEST, INC.	100.0000	U.S.
DOLE OCEAN CARGO EXPRESS, INC.	100.0000	U.S.
DOLE OCEAN LINER EXPRESS, INC.	100.0000	U.S.

Company Name	% Effective Ownership	Jurisdiction of Organization
DOLE ORLAND, INC.	100.0000	U.S.
DOLE PACKAGED FOODS CORPORATION	100.0000	U.S.
DOLE PACKAGED FOODS, LLC	100.0000	U.S.
DOLE SUNFRESH EXPRESS, INC.	100.0000	U.S.
E. T. WALL COMPANY	100.0000	U.S.
EARLIBEST ORANGE ASSOCIATION, INC.	100.0000	U.S.
FALLBROOK CITRUS COMPANY, INC.	100.0000	U.S.
LA PETITE D’AGEN, INC.	100.0000	U.S.
LINDERO HEADQUARTERS COMPANY, INC.	100.0000	U.S.
LINDERO PROPERTY, INC.	100.0000	U.S.
M K DEVELOPMENT, INC.	100.0000	U.S.
MALAGA COMPANY, INC.	100.0000	U.S.
MILAGRO RANCH, LLC	100.0000	U.S.
MUSCAT, INC.	100.0000	U.S.
OAHU TRANSPORT COMPANY, LIMITED	100.0000	U.S.
OCEANVIEW PRODUCE COMPANY	100.0000	U.S.
PACIFIC COAST TRUCK COMPANY	100.0000	U.S.
PAN-ALASKA FISHERIES, INC.	100.0000	U.S.
PRAIRIE VISTA, INC.	100.0000	U.S.
RANCHO MANANA, LLC	100.0000	U.S.
RENAISSANCE CAPITAL CORPORATION	100.0000	U.S.
ROYAL PACKING CO.	100.0000	U.S.
STANDARD FRUIT AND STEAMSHIP COMPANY	100.0000	U.S.
STANDARD FRUIT COMPANY	100.0000	U.S.
SUN COUNTRY PRODUCE, INC.	100.0000	U.S.
SUN GIANT, INC.	100.0000	U.S.
VELTMAN TERMINAL CO.	100.0000	U.S.
WAHIAWA WATER COMPANY, INC.	100.0000	U.S.
WEST FOODS, INC.	100.0000	U.S.
ZANTE CURRANT, INC.	100.0000	U.S.
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE IX

EXISTING INVESTMENTS

Entity Name	Jurisdiction	Ownership (%)
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIII

NON-GUARANTOR SUBSIDIARIES;

EXCLUDED FOREIGN SUBSIDIARIES

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVI

TRANSACTIONS WITH AFFILIATES

DOLE FOOD COMPANY, INC.

2010 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and David H. Murdock and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2010 (1)	Less Paid	Pay/(Rec) 1/1/11		Total 2009 (1)
1	Transportation Products and Services:
	Flexi-Van
	• Rental of Chassis and Generator Sets	[*]	[*]	[*]		[*]
2	Warehouse Services:
	Madison Warehouse	[*]	[*]	[*]		[*]
	Castle & Cooke Cold Storage (formerly Inland Cold Storage)	[*]	[*]	[*]		[*]

		[*]	[*]	[*]		[*]
3	Country Club, Hotel and Restaurant:
	The Regency Club
	• Business Meals Hosted by Executives	5,578	(5,578)	0		2,689
	• Monthly Dues	7,855	0	7,855	(b)	5,194

		13,433	(5,578)	7,855		7,883
	The Four Seasons Westlake Village Hotel
	• Dole Packaged Foods Sales & Marketing Meeting	73,975	(73,975)	0		78,758
	• Chevron/Target World Challenge	0	0	0		72,848
	• Other Functions	35,935	(35,935)	0		11,976

		109,910	(109,910)	0		163,582

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

	Sherwood Lake Club
	• Chevron/Target World Challenge	0	0	0		8,918
	• Business Meals	3,130	(3,130)	0		0

		3,130	(3,130)	0		8,918
	Forty-Six
	• Board and Management Restaurant Service	0	0	0		11,356

		0	0	0		11,356
4	Aircraft Usage and Operations:
	Global Express
	• Aircraft Co-ownership Agreement	(878,959)	619,083	(259,876	)(b)	(726,220)
	• Hangar/Office Rent	256,844	(256,844)	0		248,208

		(622,115)	362,239	(259,876)		(478,012)
5	Office Lease:
	Dole Vegetables’ office
	• 2959 Monterey-Salinas Highway, CA	[*]	[*]	[*]		[*]
	• Lease Amendment Fee	[*]	[*]	[*]		[*]
	Research Center - Sublease from North Carolina State University
	• 600 Laureate Way, Kannapolis, NC	[*]	[*]	[*]		[*]

		[*]	[*]	[*]		[*]
6	Risk Management Transactions:
	• Shared Departmental Costs	[*]	[*]	[*]		[*]
	• Captive Coverage from Mendocino	[*]	[*]	[*]		[*]

		[*]	[*]	[*]		[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

DOLE FOOD COMPANY, INC.

2010 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and DHM and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2010 (1)	Less Paid	Pay/(Rec) 1/1/11		Total 2009 (1)
7	Land Transactions:
	Madera Properties (Village of Gateway)
	• Principal Amount of the Notes	(5,747,563)	5,747,563	0		(5,747,563)
	• Interest Received	(326,607)	326,607	0		(379,656)
	Grovelands Working Capital Liquidations	0	0	0		523,517
	Final Liquidating Distribution	313,671	0	313,671	(b)	0

		(5,760,499)	6,074,170	313,671		(5,603,702)
8	Miscellaneous Transactions:
	• Atwater Entitlement	0	0	0		40,775
	• Landscape Maintenance Services	113,051	(113,051)	0		130,303	Ventura Farms
	• Land Services Fee	11,496	(6,936)	4,560	(b)	55,032
	• Rent paid for Coffee Facility owned by Castle	51,462	(51,462)	0		51,462
	• Oahu Land Property Tax	10,454	(10,454)	0		16,370
	• Purchase of Dole Products	(597,012)	529,901	(67,111	) (b)	(545,712)
	• Transfer Related to Land Exchange	(12,002)	6,436	(5,566	) (b)	(103,987)
	• Trademark Licensing Agreement	(110,231)	87,731	(22,500	) (b)	(99,860)
	• Plantation Water and Sewer Costs	(25,352)	25,352	0		(34,175)
	• Tanada Reservoir	0	0	0		(4,804)
	• Other business related expenses	4,793	(4,793)	0		0

		(553,341)	462,724	(90,617)		(494,596)
9	Executive Transactions	See note below (d)
10	Shared Costs	(123,452)	0	(123,452	) (b)	(129,983)

	Net Total (excluding Research Center sublease)	[*]	[*]	[*]		[*]

	Total Due by Dole to Castle	[*]	[*]	[*]		[*]
	Total Due to Dole by Castle	[*]	[*]	[*]		[*]

	Net Total	[*]	[*]	[*]		[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

(1)	Amounts without brackets represent payments due by Dole to David H. Murdock and his affiliates including Castle & Cooke. Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.
(a)	Amounts fully settled as of 3-7-11.
(b)	Amounts not yet settled.

[*]

(d)	Justin Murdock, Scott Griswold and Roberta Wieman were officers of Dole and Castle & Cooke in 2010. They received compensation and fringe benefits from these two companies. On January 28, 2011, Justin Murdock’s employment as Vice President, New Products and Corporate Development of Dole ended, due to the elimination of his position, which he has indicated will enable him to devote his full time and energies to his duties as CEO of NovaRx, and other business activities. He continues as a member of the Board of Directors of Dole.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVIII

EXISTING LIENS

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Calazo Corporation	AZ Secretary of State	Deutsche Bank AG New York Branch, as Collateral Agent (“DBNY”)	4/3/03 Continuation 12/21/07	200312557823	All assets

		DBNY	04/20/06 Continuation 3/24/11	200614172486	All assets

		US Bank National Association (assigned to Deutsche Bank Trust Company Americas “DBTCA”)	03/19/09 Assignment 3/29/11	200915718575	All assets

AG 1970, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760064 Continuation 0771411238	All assets

		DBNY	09/25/06 Continuation 3/29/11	067086107338 Continuation 1172647997	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190939744 Assignment 1172648484	All assets

AG 1971, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760004 Continuation 0771411244	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067202898 Continuation 1172644317	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190939865 Assignment 1172648488	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
AG 1972, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760001 Continuation 0771411245	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067203041 Continuation 1172644319	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190939986 Assignment 1172648489	All assets

Alyssum Corporation	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760002 Continuation 0771411248	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067203162 1172644320	All assets

		US Bank National Association (assigned to DBTCA)	03/18/2009 Assignment 3/29/11	097190940039 Assignment 1172648490	All assets

Barclay Hollander Corporation	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460660 Continuation 0771411250	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067203304 Continuation 1172644321	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190940150 Assignment 1172648491	All assets

Bud Antle, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460685 Continuation 0771411276	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067203425 Continuation 1172644325	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190940271 Assignment 1172648492	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
	CA Ventura County	DBNY	4/16/06	20060419- 0084017	Deed of Trust, Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	4/16/06	20060419- 0084018	Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	3/20/09	20090320- 00043413-0	Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/20/09	20090320- 00043416-0	Third Lien Deed of Trust, Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

Calicahomes, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760044 Continuation 0771411277	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067203546 Continuation 1172644327	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190940392 Assignment 1172648493	All assets

California Polaris, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460658 Continuation 0771411279	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067203667 Continuation 1172644328	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190940413 Assignment 1172648497	All assets

DB North, LLC (formerly CB North, LLC)	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09 Amendment 3/22/11	047010326730 Continuation 0972025049 Amendment 1172641894	All assets

		DBNY	4/20/06 Amendment 3/22/11 Continuation 3/24/11	067067203788 Amendment 1172641892 Continuation 1172644329	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Amendment 2/16/11 Amendment 3/22/11 Assignment 3/29/11	097190940534 Amendment 1172609985 Amendment 1172641890 Assignment 1172648498	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
DB South, LLC (formerly CB South, LLC)	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09 Amendment 3/22/11	047010327004 Continuation 0972025050 Amendment 1172641889	All assets

		DBNY	4/20/06 Amendment 3/22/11 Continuation 3/24/11	067067203809 Amendment 1172641887 Continuation 1172644330	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Amendment 2/16/11 Amendment 3/22/11 Assignment 3/29/11	097190943709 Amendment 1172609984 Amendment 1172641886 Assignment 1172648499	All assets

Dole ABPIK, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760082 Continuation 0771411280	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067204173 Continuation 1172644332	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190943820 Assignment 1172648500	All assets

Dole Arizona Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760075 Continuation 0771411285	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067204799 Continuation 1172644336	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190943941 Assignment 1172648502	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Carrot Company	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/2007	0309760101 Continuation 0771411288	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067205821 Continuation 1172644342	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944073 Assignment 1172648503	All assets

Dole Citrus	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760092 Continuation 0771411312	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067207106 Continuation 1172644344	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944194 Assignment 1172648504	All assets

Dole DF&N, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460661 Continuation 0771411319	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067210150 Continuation 1172644345	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944215 Assignment 1172648506	All assets

Dole Dried Fruit and Nut Company, a California General Partnership	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309460663 Continuation 0771411323	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067211787 Continuation 1172644346	All assets

		DBNY	02/09/09	097187275127	All assets

		DBNY	03/18/09	097190939623	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190944336 Assignment 1172648507	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190944457 Assignment 1172648508	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Farming, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760570 Continuation 0771411325	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067212677 Continuation 1172644347	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944578 Assignment 1172648509	All assets

Dole Fresh Fruit Company	CA Secretary of State	Puget Sound Leasing	9/24/07	077130156656	Commercial espresso machine

Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	10/29/01 Continuation 9/8/06	0130260875 Continuation 0670843026	2001 full car vacuum tube system and related equipment subject to lease agreement.

		Santa Barbara Bank & Trust Leasing	7/18/03 Assignment 7/31/07 Continuation 3/25/08	0320460568 Assignment 0771236345 Continuation 0871517393	1 jumbo trash compactor

		Wells Fargo Equipment Finance, Inc.	8/15/03 Continuation 6/26/08	0323160449 Continuation 0871629841	Precautionary filing relating to lease forklift truck

		Farm Credit Leasing Services Corporation	2/18/04 Continuation 12/23/08	0405560915 Continuation 0871824578	2 field vacuum tube systems and related equipment subject to lease agreement.

		De Lage Landen Financial Services Inc.	5/14/04 Continuation 4/8/09	0414360036 Continuation 0971929261	Leased equipment

		DBNY	4/03/03 Continuation 12/20/07	0309760205 Continuation 0771411327	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Farm Credit Leasing Services Corporation	2/11/05 Continuation 11/20/09	057015716911 Continuation 0972149388	1 field vacuum tube system and related equipment subject to lease agreement.

		Farm Credit Leasing Services Corporation	3/14/05 Continuation 12/21/09	057019139904 Continuation 0972174984	2 field vacuum tube systems and related equipment subject to lease agreement.

		NMGH Financial Services	3/27/06 Continuation 1/21/11	067063951633 Continuation 1172582391	Leased equipment

		DBNY	4/20/06 Continuation 3/24/11	067067216853 Continuation 1172644348	All assets

		IOS Capital	1/11/07	077098327508	Leased equipment

		Citicapital Commercial Corp	2/28/07	077104349752	Ford truck and utility body with ladder rack

		Toyota Material Handling Midwest	5/23/07	077114842741	Forklifts, batteries, and side shifters

		IBM Credit	6/25/07	077118698906	IBM equipment

		US Bancorp	7/03/07	077120083806	Janitorial cleaning

		Salinas Valley Ford Sales, Toyota Motor Credit Corp	12/21/07 Amendment 12/21/07	077141062391 Amendment 0771410662	7 Ford trucks

		Salinas Valley Ford Sales	2/6/08	087146299501	2 Ford trucks

		Salinas Valley Ford Sales, Toyota Motor Credit Corp.	2/11/08 Amendment 2/26/10	087146809104 Amendment 1072240959	8 Ford trucks

		Salinas Valley Ford Sales	2/14/08	087147284819	Ford truck

		RDO Equipment Co.	4/3/08	087152779804	Ingersol Rand Reach truck

		GE Capital Corp	4/28/08 Amendment 8/8/08	087155589987 Amendment 0871681682	Camera/laser sorter system

		Motion Industries	5/7/08	087156872448	Maintenance, repair, and operational assets supplied by Secured Party

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		GE Capital Corp	5/30/08	087159766776	2 Camera/laser sorter systems

		Co Active, US Bancorp	8/28/08 Assignment 10/14/08	087170284784 Assignment 0871751658	Waste recycling system

		GE Capital Corp	9/26/08	087173351762	Camera/laser sorter system

		RDO Equipment Co.	11/05/08	087177608488	John Deere Reach Fork

		IKON Financial Services	11/09/08	087177985820	Leased equipment

		RDO Equipment Co.	3/2/09	097189208276	Ingersol Rand Reach fork

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944699 Assignment 1172648510	All assets

		Wells Fargo Bank, N.A.	8/20/09	097206163195	Nissan forklifts

		Smurfit-Stone Container Enterprises	8/31/09	097206992125	3 Meta 150 and Conveyors

		Toyota Material Handling Midwest, Toyota Motor Credit	9/9/09 Amendment 9/10/09	097207701639 Amendment 0972078284	22 Toyota forklifts

		IKON Financial Services	10/31/09	097212900535	Leased equipment

		GE Capital Corp	12/7/09 Amendment 2/5/10 Amendment 9/1/10	097216383786 Amendment 1072223937 Amendment 1072438485	Food processing equipment

		GE Capital Corp	1/4/10	107218902363	Food processing equipment

		Smurfit Container Enterprises, Inc. dba Smurfit Recycling	4/23/10	107229616185	Marathon Compactor

		IBM Credit LLC	6/30/10	107236828714	IBM equipment together with all related software, etc.

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Smurfit-Stone Container Corporation	9/3/10	107243835255	Tray 8 Club Tray Former and Tray 8 Club Sealer

		Smurfit-Stone Container Corporation	9/9/10	107244374557	Meta 150 S Dual Hoppers, Tray 8 Club Tray Former and Tray 8 Club Sealer

		General Electric Capital Corporation	10/27/10	107249651499	Leased power scrubber rider, power sweeper rider and sweeper

		De Lage Landen Financial Services, Inc.	10/28/10	107249839215	All equipment, accessories and attachments financed or leased under Master Lease Agreement No. 449

		General Electric Capital Corporation	12/30/10	117256417549	Specific equipment from secured party

		Cisco Systems Capital Corporation	1/26/11	117258834776	Leased equipment (including routers, router components and other computer networking and telecommunications equipment manufactured by secured party)

		General Electric Capital Corporation	2/28/11	117261905709	Leased Heat and Control System Solution for Salad Trays

		Smurfit-Stone Container Corporation	3/11/11	117263101840	Meta 150-2H

		Smurfit-Stone Container Corporation	4/11/11	117266021571	Curlin Conveyor, US Conveyor Gearboxes and Printer Conveyor System

		De Lage Landen Financial Services, Inc.	5/16/11	117270225522	All equipment leased or financed by secured party pursuant to contract number 25102436

		NMHG Financial Services, Inc.	6/1/11	117271498414	All equipment leased by secured party

Dole Orland, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760210 Continuation 0771411331	All assets
		DBNY	4/20/06 Continuation 3/24/11	067067216974 Continuation 1172644349	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944710 Assignment 1172648551	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Packaged Foods, LLC	CA Secretary of State	DBNY	4/20/06 Continuation 3/24/11	067067217006 Continuation 1172644350	All assets

		Verizon Credit	11/2/07	077135358716	Leased CallPilot expansion and Nortel equipment

		Wells Fargo Bank NA	8/1/08	087167294599	Forklifts

		Bank of the West, Trinity Division, First American Comm. Bancorp	9/2/08 Assignment 2/24/09	087170507661 Assignment 0971885915	All Leased and Owned Equipment

		Bank of the West, Trinity Division, First American Comm. Bancorp	9/11/08 Assignment 2/24/09	087171594375 Assignment 0971885953	All Leased and Owned Equipment

		DBNY	2/9/09	097187277381	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944831 Assignment 1172648555	All assets

		Wells Fargo Bank NA	10/13/09	097211052805	Forklift

E. T. Wall Company	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760237 Continuation 0771411355	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217127 Continuation 1172644355	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944952 Assignment 1172648558	All assets

Earlibest Orange Association, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760189 Continuation 0771411336	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217248 Continuation 1172644357	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945084 Assignment 1172648561	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Fallbrook Citrus Company, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760263 Continuation 0771411339	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217369 Continuation 1172644361	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945347 Assignment 1172648564	All assets

Lindero Headquarters Company, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760256 Continuation 0771411343	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217480 Continuation 1172644362	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945468 Assignment 1172648565	All assets

Lindero Property, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760553 Continuation 0771411344	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217622 Continuation 1172644364	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945589 Assignment 1172648566	All assets

Milagro Ranch, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09	047010328257 Continuation 0972025052	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217743 Continuation 1172644365	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945600 Assignment 1172648567	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Oceanview Produce Company	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760619 Continuation 0771411348	All assets

		AGCO Finance LLC	6/13/03 Amendment 12/15/03 Continuation 4/14/08	0316960442 Amendment 03353C0099 Continuation 0871542919	Certain leased equipment

		DBNY	4/20/06 Continuation 3/24/11	067067217864 Continuation 1172644367	All assets

		AGCO Finance LLC	7/10/06	067077630884	Certain leased equipment

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945721 Assignment 1172648569	All assets

		Toyota Motor Credit Corp.	11/23/09	097215171821	3 Forklifts

		Toyota Motor Credit Corp.	4/26/10	107229766717	1 Forklift

		Toyota Motor Credit Corp.	6/4/10	107234060295	1 Forklift

Prairie Vista, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309460686 Continuation 0771411349	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217985 Continuation 1172644369	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945842 Assignment 1172648570	All assets

		Luther Burbank Savings	11/30/10	107252891722	Machinery, equipment, etc.; systems and equipment used in connection with heating, cooling, electricity, gas, water, air, light, radio, television, security, fire prevention and detection; elevators; plumbing systems; satellite dishes, water heaters, ranges, stoves, washers, dryers and other appliances; light fixtures, awnings, storm windows and doors, screens, blinds, cabinets, fences, plants, pools, exercise equipment, etc.; located at 4067 W. 138th St, Hawthorne, CA

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Rancho Manana, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 7/15/09	04701329147 Continuation 0972025053	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067218017 Continuation 1172644371	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945963 Assignment 1172648572	All assets

Royal Packing Co.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760591 Continuation 0771411351	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067218259 Continuation 1172644373	All assets

		CNH Capital America LLC	8/31/06	067083463380	Tractor

		CNH Capital America LLC	1/20/07	077099417135	4 Tractors

		CNH Capital America LLC	1/23/07	077099587062	2 Tractors

		CNH Capital America LLC	10/10/08	087174879758	Tractor and Trimble RTK Autopilot Precautionary Filing

		CNH Capital America LLC	10/10/08	087174879879	Tractor Precautionary Filing

		CNH Capital America LLC	12/31/08	087183085000	2 Tractors and 2 Autopilots Precautionary Filing

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190946095 Assignment 1172648573	All assets

		CNH Capital America LLC	7/27/10	107239488759	4 leased Tractors Precautionary Filing

		CNH Capital America LLC	1/1/11	117256255084	2 Tractors and 2 GPS auto guidance systems Precautionary Filing

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Veltman Terminal Co.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760609 Continuation 0771411354	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067218370 Continuation 1172644374	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190946116 Assignment 1172648575	All assets

Dole Food Company, Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878853 Continuation 2007 4890538	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338797 Continuation 11095317	All assets

		IBM Credit LLC	4/9/07	2007 1311058	Leased IBM equipment and software

		IBM Credit LLC	6/21/07	2007 2367257	Leased IBM equipment and software

		IKON Financial Services	10/3/07	2007 3720447	Leased equipment

		IKON Financial Services	10/3/07	2007 3720454	Leased equipment

		NFS Leasing	10/29/07 Assignment 1/30/09	2007 4102603 Assignment 2009 0413077	Leased computer equipment and peripherals

		Verizon Credit Inc.	11/2/07	2007 4182001	Leased Nortel equipment

		Solarcom Capital, LLC, et al and Popular Equipment Finance	2/8/08 Amendment 4/23/08	2008 0485530 Amendment 2008 1411931	Leased computer equipment

		Solarcom Capital, LLC, et al and Popular Equipment Finance	2/14/08 Amendment 7/2/08	2008 0556900 Amendment 2008 2266441	Leased computer equipment

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Solarcom Capital and Key Equipment Finance	2/14/08	2008 0557221	Leased equipment

		Presidio Technology Capital and Key Equipment Finance	7/22/08	2008 2506465	Leased equipment

		US Bank National Association1 (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874013 Assignment 11161465	All assets

		NFS Leasing	5/5/09	2009 1411351	Leased computer equipment

		Wells Fargo Financing Leasing	5/11/09	2009 1555876	Leased networking equipment and software

		NFS Leasing and Danversbank, et al	6/2/09	2009 1734034	Leased computer equipment and peripherals

		Presidio Technology Capital and Heartland Business Credit, et al	9/24/09	2009 3058069	Leased equipment

		Forsythe/Mcarthur Associates	10/5/09	2009 3191936	Leased computer and other equipment

		Presidio Technology Capital and Heartland Business Credit, et al	10/30/09	2009 3494272	Leased equipment

		IBM Credit LLC	12/31/09	2009 4191380	Leased IBM equipment and software

		Presidio Technology Capital and Heartland Business Credit, et al	1/14/10	2010 0148969	Leased equipment

		Credential Leasing Corp.	10/22/10	2010 3710765	One mobile office

		Presidio Technology Capital, LLC	3/31/11	2011 199762	All present and future goods (including equipment, computers, laptops, software, etc.) leased by secured party pursuant to Master Lease dated 11/27/07

		Hewlett-Packard Financial Services Company	4/8/11	2011 1323040	All equipment and software leased by secured party, including computer, printing, imaging, copying, scanning, projection and storage equipment

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Western Finance & Lease Presidio Technology Capital, LLC	5/10/11	2011 1760977	11McAfee UpgradeMcAfee IronMail upgrade to Email, present and future goods (including equipment, computers, laptops, software, etc.) leased by Presidio Technology Capital, LLC pursuant to Master Lease dated 11/27/07

		Western Finance & Lease Presidio Technology Capital, LLC	5/20/11	2011 1912842	11McAfee UpgradeMcAfee IronMail upgrade to Email, present and future goods (including equipment, computers, laptops, software, etc.) leased by Presidio Technology Capital, LLC pursuant to Master Lease dated 11/27/07

Bananera Antillana (Colombia) Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30875289 Continuation 2007 4890603	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338854 Continuation 11095168	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874286 Assignment 11161614	All assets

Clovis Citrus Association	DE Secretary of State	DBNY	3/04/03 Continuation 12/20/07	030878747 Continuation 2007 4890595	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338847 Continuation 11095242	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874260 Assignment 11161598	All assets

Delphinium Corporation	DE Secretary of State	DBNY	3/04/03 Continuation 12/20/07	30878838 Continuation 2007 4890561	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338813 Continuation 2011 1095259	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874229 Assignment 11161572	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Berry Company, LLC	DE Secretary of State	DBNY	4/20/06 Continuation 3/24/11	61338821 Continuation 11095275	All assets

		DBNY	2/24/09	2009 0595808	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874195 Assignment 11161556	All assets

		Deere Credit, Inc.	7/8/10	02375222	Leased John Deere tractors and other equipment

Dole Europe Company	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878846 Continuation 2007 4890546	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338839 Continuation 11095283	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874161 Assignment 11161499	All assets

Dole Foods Flight Operations, Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878861 Continuation 2007 4890512	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338789 Continuation 11095341	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873999 Assignment 11161457	All assets

		General Electric Capital Corporation	4/01/03 Continuation 11/16/07	30845423 Continuation 2007 4381033	Bombardier Global Express aircraft

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Northwest, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878879 Continuation 2007 4890496	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338730 Continuation 11095408	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873965 Assignment 11161408	All assets

Dole Sunfresh Express, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878903 Continuation 2007 4890462	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338748 Continuation 11095457	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873957 Assignment 11161382	All assets

Standard Fruit and Steamship Company	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878895 Continuation 2007 4890454	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338722 Continuation 11095507	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 1174504 Assignment 11161374	All assets

Standard Fruit Company	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878697 Continuation 2007 4890447	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338698 Continuation 11095549	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873890 Assignment 11161358	All assets

Sun Country Produce, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878705 Continuation 2007 4890421	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06 Continuation 3/24/11	61338672 Continuation 11095598	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873866 Assignment 11161333	All assets

West Foods, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878721 Continuation 2007 4890413	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338649 Continuation 11095655	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873817 Assignment 11161275	All assets

Cool Advantage, Inc.	FL Secured Transaction Registry	DBNY	4/03/03 Continuation 12/20/07	200303648250 Continuation 20070727008X	All assets

		DBNY	4/20/06 Continuation 3/25/11	200602439653 Continuation 201104290101	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	200900200926 Assignment 201104320272	All assets

Cool Care, Inc.	FL Secured Transaction Registry	DBNY	04/3/03 Continuation 12/20/07	200303648269 Continuation 200707270098	All assets

		DBNY	4/20/06 Continuation 3/25/11	200602439645 Continuation 201104290128	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/30/11	200900200934 Assignment 201104320280	All assets

DNW Services Company	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9527-1 Continuation 2008-058-0723-5	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06 Continuation 3/25/11	2006-114-3317-8 Continuation 201108733337	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-079-3383-2 Assignment 201108836250	All assets

Pacific Coast Truck Company	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9525-7 Continuation 2008-058-0722-8	All assets

		International Truck and Engine Corporation and/or Navistar Financial Corporation	02/05/02 Amendment 06/12/02 Amendment 06/22/05 Amendment 3/29/06 Amendment 3/29/06 Continuation 8/21/06	2002-051-1455-1 Amendment 2002-163-1973-0 Amendment 2005-173-9753-6 Amendment 2006-088-6482-4 Amendment 2006-088-6492-3 Continuation 2006-235-3114-5	Trucks and trailers

		DBNY	4/20/06 Continuation 3/25/11	2006-114-3323-9 Continuation 201108733320	All assets

		Navistar Financial Corporation	7/20/06	2006-201-9275-2	Motor vehicles and accessories

		Navistar Financial Corporation	9/22/06	2006-265-1002-4	Motor vehicles and accessories

		US Bank National Association (assigned to DBTCA)	3/19/09 Assignment 3/29/11	2009-079-3382-5 Assignment 201108836267	All assets

		US Bancorp	10/30/09	2009-303-7853-2	For informational purposes: 1 5675PT WTM000714; 1 MFP3635XT LBP252814

Pan-Alaska Fisheries, Inc.	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9526-4 Continuation 2008-058-0721-1	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06 Continuation 3/25/11	2006-114-3326-0 Continuation 201108733313	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-079-3381-8 Assignment 201108836274	All assets

Diversified Imports Co.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009378-6 Continuation 2008006391-1	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012427-2 Continuation 2011007439-1	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006897-5 Assignment 2011007541-8	All assets

Dole Assets, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009379-8 Continuation 2008006390-9	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012428-4 Continuation 2011007441-6	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006898-7 Assignment 2011007542-0	All assets

Dole Fresh Fruit Company	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009380-1 Continuation 2008006389-6	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012429-6 Continuation 2011007440-4	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006899-9 Assignment 2011007543-2	All assets

Dole Holdings, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009381-3 Continuation 2008006386-0	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012430-9 Continuation 2011007443-0	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006900-4 Assignment 2011007545-6	All assets

Dole Logistics Services, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009382-5 Continuation 2008006384-6	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012432-3 Continuation 2011007442-8	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006901-6 Assignment 2011007546-8	All assets

Dole Ocean Cargo Express, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 12/20/07	2003009384-9 Continuation 2008006383-4	All assets

		DBNY	4/20/06 Assignment 3/28/11	2006012434-7 Assignment 2011007445-4	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006902-8 Assignment 2011007547-0	All assets

Dole Ocean Liner Express, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009383-7 Continuation 2008006382-2	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012435-9 Continuation 2011007444-2	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006903-0 Assignment 2011007548-2	All assets

Renaissance Capital Corporation.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009385-1 Continuation 2008006381-0	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012439-7 Continuation 2011007447-8	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006904-2 Assignment 2011007549-4	All assets

Sun Giant, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009386-3 Continuation 2008006388-4	All assets

		DBNY	4/20/06 Continuation 3/28/11	2006012441-2 Continuation 2011007446-6	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006905-4 Assignment 2011007550-7	All assets

Blue Anthurium, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062776 Continuation 2007-219149	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073264 Continuation 2011-049575	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041179 Assignment 2011-051486	All assets

Cerulean, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062777 Continuation 2007-219150	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073265 Continuation 2011-049576	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041180 Assignment 2011-051487	All assets

Dole Diversified, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062765 Continuation 2007-219152	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073273 Continuation 2011-049577	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041181 Assignment 2011051488	All assets

Dole Land Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062766 Continuation 2007-219151	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073268 Continuation 2011-049578	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041182 Assignment 2011-051489	All assets

Dole Packaged Foods Corporation	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062767 Continuation 2007-219153	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073269 Continuation 2011-049579	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041183 Assignment 2011-051497	All assets

La Petitie d’Agen, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062775 Continuation 2007-219155	All assets

		DBNY	4/19/06 Continuation 3/24/11	2006-073272 Continuation 2011-049580	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041184 Assignment 2011-051490	All assets

		DBNY	3/23/09	2009-043090	Mortgage, Leases, Rents and Profits, Fixture Filing, and ancillary rights

		DBNY	3/23/09	2009-043091	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/23/09	2009-043101	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
M K Development, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062768 Continuation 2008-028363	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073266 Continuation 2011-049581	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041185 Assignment 2011-051491	All assets

Malaga Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062769 Continuation 2007-219156	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073267 Continuation 2011-049582	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041186 Assignment 2011-051492	All assets

Muscat, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062770 Continuation 2008-028364	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073270 Continuation 2011-049583	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041187 Assignment 2011-051493	All assets

Oahu Transport Company, Limited	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062771 Continuation 2006-028365	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073274 Continuation 2011-049584	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041188 Assignment 2011-051494	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/04/03 Continuation 2/26/08	2003-062772 Continuation 2006-028367	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073271 Continuation 2011-049586	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041189 Assignment 2011-051495	All assets

		DBNY	3/23/09	2009-043088	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	3/23/09	2009-043089	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/23/09	2009-043105	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

Zante Currant, Inc.	HI Bureau of Conveyances	DBNY	4/03/03 Continuation 2/26/08	2003-062774 Continuation 2008-028368	All assets

		DBNY	4/20/06 Continuation 3/24/11	2006-073263 Continuation 2011-049587	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041190 Assignment 2011-051496	All assets

Dole Fresh Fruit International Limited	DC Recorder of Deeds	Bank of America, N.A.	11/15/01	2001110459	Precautionary filing in connection with a lease

		DBNY	04/07/03	2003040117	All assets

		DBNY	12/22/03	2003183975	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	12/22/03	2003183980	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

		DBNY	12/22/03	2003183981	All right, title and interest in the Bahamian Flag vessel, Dole California

		DBNY	12/22/03	2003183982	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000587	All right, title and interest in the Bahamian Flag vessel, Dole Europa

		DBNY	01/03/05	2005000591	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica

		DBNY	01/03/05	2005000557	All right, title and interest in the Bahamian Flag vessel, Dole California

		DBNY	01/03/05	2005000561	All right, title and interest in the Bahamian Flag vessel, Tropical Sky

		DBNY	01/03/05	2005000574	All right, title and interest in the Bahamian Flag vessel, Tropical Star

		DBNY	01/03/05	2005000575	All right, title and interest in the Bahamian Flag vessel, Tropical Star

		DBNY	01/03/05	2005000578	All right, title and interest in the Bahamian Flag vessel, Tropical Mist

		DBNY	01/03/05	2005000579	All right, title and interest in the Bahamian Flag vessel, Dole Asia

		DBNY	01/03/05	2005000585	All right, title and interest in the Bahamian Flag vessel, Dole Africa

		DBNY	01/03/05	2005000589	All right, title and interest in the Bahamian Flag vessel, Dole America

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	01/03/05	2005000593	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

		DBNY	01/03/05	2005000602	All right, title and interest in the Bahamian Flag vessel, Dole Ecuador

		DBNY	01/13/05	2005006216	All right, title and interest in the Bahamian Flag vessel, Tropical Morn

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Deutsche Bank AG New York Branch, as

    Administrative Agent (the “Administrative

    Agent”) for the Lenders party to the Credit

    Agreement referred to below

60 Wall Street

New York, New York 10005

Attention: [            ]

Ladies and Gentlemen:

The undersigned, Dole Food Company, Inc. (the “Borrower”), refers to the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011 (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section [2.03(a)][2.03(b)(i)] of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.03(a)][2.03(b)(i)] of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is                          ,             .1

(ii) The aggregate principal amount of the Proposed Borrowing is [$][€][£]2                 .

[1]

Shall be a Business Day at least one Business Day in the case of Base Rate Loans (or same day notice in the case of Swingline Loans) and at least three Business Days in the case of Euro Rate Loans, in each case, after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) (or 1:00 P.M. (New York City time) in the case of Swingline Loans) on such day.

[2]	Revolving Loans may be made in Dollars, Euros and Sterling. Swingline Loans may only be made in Dollars

A-1-1

(iii) The Loans to be made pursuant to the Proposed Borrowing shall consist of [Revolving Loans][Swingline Loans].

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Euro Rate Loans].

(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [[, subject to availability to all Lenders, [nine] [twelve] months [other period].3

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

(C) the condition set forth in Section 7.01 and, if applicable, 7.04, of the Credit Agreement will be met on the date of the Proposed Borrowing and immediately after giving effect thereto.

Very truly yours,

DOLE FOOD COMPANY, INC.

By
Name:
Title:

[3]	Unless the Syndication Date has occurred, the Interest Period for Eurodollar Loans may only have an Interest Period of one week.

A-1-2

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch,

    as Administrative Agent for the Lenders

    party to the Credit Agreement

    referred to below

60 Wall Street

New York, New York 10005

Attention: [                    ]

Ladies and Gentlemen:

The undersigned, Dole Food Company, Inc., refers to the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011 (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby give you notice, irrevocably, pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Revolving Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of Revolving Loans originally made on                              , 20_ (the “Outstanding Borrowing”) in the principal amount of $                     and currently maintained as a Borrowing of [Base Rate Loans] [[Eurodollar Loans] with an Interest Period ending on                              ,             ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is                              ,             ].4

[4]

Shall be a Business Day at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) after the date hereof; provided that such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) on such day.

A-2-1

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of [Eurodollar Loans] with an Interest Period of                     ] converted into a Borrowing of [[Base Rate Loans] [Euro Rate Loans] with an Interest Period of                     ].5

[5]

In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

A-2-2

[The undersigned hereby certifies that no Default or Event of Default has occurred and will be continuing on the date of the Proposed [Conversion] [Continuation] or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation]].6

Very truly yours,

DOLE FOOD COMPANY, INC.

By
Name:
Title:

[6]

In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

A-2-3

EXHIBIT B-1

FORM OF REVOLVING NOTE

$	New York, New York ,

FOR VALUE RECEIVED, Dole Food Company, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 5022 Gate Parkway, Building 200, Jacksonville, Florida, 32256 on the Revolving Loan Maturity Date (as defined in the Agreement) the principal sum of              DOLLARS ($            ) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011, among the Borrower, the lenders from time to time party thereto (including the Lender), and Deutsche Bank AG New York Branch, as Administrative Agent (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

B-1-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF SWINGLINE NOTE

$	New York, New York ,

FOR VALUE RECEIVED, DOLE FOOD COMPANY, INC., a Delaware corporation, (the “Borrower”), hereby promises to pay to DEUTSCHE BANK AG NEW YORK BRANCH or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 5022 Gate Parkway, Building 200, Jacksonville, Florida, 32256 on the Swingline Expiry Date (as defined in the Agreement) the principal sum of                  DOLLARS ($                    ) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is the Swingline Note referred to in the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011, among the Borrower, the lenders from time to time party thereto (including the Lender), and Deutsche Bank AG New York Branch, as Administrative Agent (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

B-2-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

B-2-2

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

Dated              7

Deutsche Bank AG New York Branch, as Administrative Agent, under the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011 (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Dole Food Company, Inc., the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

60 Wall Street

New York, New York 10005

Attention: [                    ]

[[         8], as Letter of Credit Issuer

under the Credit Agreement

__________________

__________________

__________________]

Attention: [                    ]

Ladies and Gentlemen:

Pursuant to Section 3.03 of the Credit Agreement, we hereby request that the Letter of Credit Issuer referred to above issue a [Trade] [Standby] Letter of Credit for the account of the undersigned on         9 (the “Date of Issuance”) in the aggregate Stated Amount of [$][€][£]          10.

[7]	Date of Letter of Credit Request.
[8]

Insert name and address of Letter of Credit Issuer. For Letters of Credit issued by Deutsche Bank AG New York Branch insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Lender.

[9]

Date of Issuance which shall be (x) a Business Day and (y) at least 5 Business Days after the date hereof (or such earlier date as is acceptable to the respective Letter of Credit Issuer in any given case).

[10]	Aggregate initial Stated Amount of the Letter of Credit which should not be less than $10,000 (or such lesser amount as is acceptable to the respective Letter of Credit Issuer).

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be          11, and such Letter of Credit will be in support of          12 and will have a stated expiration date of          13.

We hereby certify that:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur and, if applicable, the condition set forth in Section 7.04 is satisfied.

Copies of all documentation with respect to the supported transaction are attached hereto.

[11]	Insert name and address of beneficiary.
[12]

Insert a description of L/C Supportable Indebtedness (in the case of Standby Letters of Credit) and insert description of permitted trade obligations of the Borrower or any of its Subsidiaries (in the case of Trade Letters of Credit).

[13]

Insert the last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, the earlier of (x) one year after the Date of Issuance and (y) the 10th Business Day preceding the Revolving Loan Maturity Date; provided that a standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the Revolving Loan Maturity Date, and (ii) in the case of Trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the Revolving Loan Maturity Date.

DOLE FOOD COMPANY, INC.

By
Name:
Title:

EXHIBIT D

FORM OF SECTION 5.04(b)(ii) CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011, among Dole Food Company, Inc., the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 5.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By
Name:
Title:

Date:                     ,

D-1

EXHIBIT E

[Reserved]

EXHIBIT F

[Reserved]

F-1

EXHIBIT G

[Reserved]

G-1

EXHIBIT H

[Reserved]

H-1

EXHIBIT I

[Reserved]

I-1

EXHIBIT J

[Reserved]

J-1

EXHIBIT K

[Reserved]

K-1

EXHIBIT L

[Reserved]

L-1

EXHIBIT M

FORM OF BORROWING BASE CERTIFICATE

The undersigned hereby certifies that:

(1) I am the duly elected                  of Dole Food Company, Inc., a Delaware corporation (the “Company”).

(2) In accordance with subsection 9.01(n) of that certain Credit Agreement dated as of April 12, 2006, as amended, restated, modified and/or supplemented to the date hereof (said Credit Agreement, as it may be amended, restated, modified and/or supplemented, being the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Company, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and the other parties thereto, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of                 , 201    , determined in accordance with the requirements of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of                     , 201    .

DOLE FOOD COMPANY, INC.

BY:
Name:
Title:

M-1

EXHIBIT N

FORM OF INTERCOMPANY NOTE

[Date]

FOR VALUE RECEIVED, [NAME OF PAYOR], a [            ] [TYPE OF ENTITY] (the “Payor”), hereby promises to pay on demand to the order of [                    ] or its assigns (the “Payee”), in [lawful money of the United States of America][Euros][Sterling] in immediately available funds, at such location as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor or (y) any exercise of remedies (including any acceleration of loans or the termination of the commitments) pursuant to Section 10 of the Credit Agreement referred to below, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011, among [the Payor,] [the Payee,] [Dole Food Company, Inc.] the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank Securities Inc., (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is subject to the terms thereof[, and shall, except to the extent constituting Excluded Collateral (as defined in the Credit Agreement), be pledged by the Payee pursuant to the relevant Security Document (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the pledgee or collateral agent under the relevant Security Document may exercise all rights with respect to this Note on the terms provided in such Security Document as in effect from time to time].14

The Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

[1][4]

Insert in each Intercompany Note in which the Payee is a Credit Party (as defined in the Credit Agreement), unless such Intercompany Note constitutes Excluded Collateral (as defined in the Credit Agreement).

N-1

This Note, and all of obligations of the Payor hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Intercompany Subordination Agreement referred to in the Credit Agreement) as, and to the extent required by, the Intercompany Subordination Agreement.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF PAYOR]

By:
Name:
Title:

Pay to the order of

[NAME OF PAYEE]

By:
Name:
Title:

N-2

EXHIBIT O

[Reserved]

O-1

EXHIBIT P

[Reserved]

P-1

EXHIBIT Q

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT15

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be further amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

[1. Assignor:

2. Assignee:                                                                          ]16

[15]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[16]

If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

[1][3].	Credit Agreement:	CreditAgreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011, among Dole Food Company, Inc. (the “Borrower”), the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

4.	Assigned Interest:

Tranche Assigned	Aggregate Amount of Commitment/Loans under Relevant Tranche for all Lenders	Amount of Commitment/Loans under Relevant Tranche Assigned
Revolving Loan Commitment/Revolving Loans	$______________	$______________

Effective Date             ,             ,             .

Assignor[s] Information		Assignee[s] Information
Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE [NAME OF ASSIGNEE][17]

By:		By:
	Name:		Name:
	Title:		Title:

[17]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

[Consented to and][18] Accepted: [DEUTSCHE BANK AG NEW YORK BRANCH], as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[DOLE FOOD COMPANY, INC.

By:
Name:
Title:][19]

[18]

Insert only if assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement. Consent of the Administrative Agent shall not be unreasonably withheld or delayed.

[19]

Insert only if (i) no Event of Default or Default under Section 11.01 or 11.05 of the Credit Agreement is then in existence, (ii) the assignment is being made to an Eligible Transferee pursuant to [13.04(b)(y)] of the Credit Agreement and (iii) assignment is being made after the Syndication Date. Consent of the Borrower shall not be unreasonably withheld or delayed.

ANNEX I

TO

EXHIBIT Q

DOLE FOOD COMPANY, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of [Holdings] [the Borrower], any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by [Holdings] [the Borrower], any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) a parent company and/or an affiliate of [the][each] Assignor which is at least 50% owned by [the][each] Assignor or its parent company, (C) a fund that invests in bank loans and is managed by the same investment advisor as a Lender, by an affiliate of such investment advisor or by a Lender or (D) an Eligible Transferee under Section 13.04(b) of the Credit Agreement (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the][its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that it will, independently

ANNEX I

TO

Exhibit Q

and without reliance upon the Administrative Agent, [the][each] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent, and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the][each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

* * *

EXHIBIT R

FORM OF INCREMENTAL COMMITMENT AGREEMENT

[Names(s) of Lenders(s)]

                    ,

Dole Food Company, Inc.

re   Incremental Commitment

Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”), among Dole Food Company, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.14 thereof.

Each Incremental Lender acknowledges and agrees that the Incremental Commitments provided pursuant to this Agreement, in the aggregate amount for each Tranche of Incremental Commitments as set forth on Annex I hereto, shall constitute Revolving Loan Commitments (as set forth in said Annex I) under, and as defined in, the Credit Agreement. Each Incremental Lender further agrees that, with respect to the Incremental Commitments provided by it pursuant to this Agreement, such Incremental Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I hereto.

Each Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith, each Incremental Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                 ,         . If you do not so accept this Agreement by such time, your Incremental Commitments set forth in this Agreement shall be deemed cancelled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

Agreed and Accepted
this day of , :

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX I TO EXHIBIT R

Name of Lender	Amount of Revolving Loan Commitment	Upfront Fee

Total

EXHIBIT S

FORM OF LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

This LANDLORD PROPERTY COLLATERAL ACCESS AGREEMENT (this “Agreement”) is dated as of [                 , 20__] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent for the Lenders.

RECITALS:

WHEREAS, [NAME OF TENANT], a [                                        ] (the “Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, October 26, 2009, March 2, 2010 and July 8, 2011 (as it may be amended, restated, modified and/or supplemented, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among Dole Food Company, Inc. (the “Borrower”), the Lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as Collateral Agent and Administrative Agent (together with its permitted successors in such capacity, “Collateral Agent”), pursuant to which Tenant has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreement;

WHEREAS, Tenant’s repayment of the extensions of credit made by Lenders under the Credit Agreement will be secured, in part, by all Farm Products (as defined in the UCC as in effect on the date hereof in the State of New York), all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”)) and all Equipment (as defined in the UCC as in effect on the date hereof in the State of New York) used in Tenant’s business (including all Equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”; and, together with the Subject Inventory, the “Collateral”)); and

WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

1. Landlord hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws, pursuant to the Lease, common law or otherwise, to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises. Landlord acknowledges Collateral Agent has the right to and will file a UCC-1 Financing Statement against the Collateral.

2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Collateral Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Collateral Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any physical damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom. Collateral Agent shall not be liable for any diminution of the value of the Premises caused by the absence of the Collateral actually removed or by the need to replace the Collateral after such removal.

4. Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to Collateral Agent to that effect. Within the 120 day period after Collateral Agent receives the Landlord’s Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 120 day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent’s actions in removing the Collateral from the Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

5. Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to Collateral Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

6. Should Collateral Agent acquire Tenant’s interest in the Lease by reason of Collateral Agent’s exercise of its security interest in the stock of Tenant, or Tenant’s parent or affiliated company, or otherwise, Landlord prospectively consents thereto. Any subsequent assignment of the Lease by Collateral Agent shall release Collateral Agent from liability as Tenant under the Lease from and after the date of such assignment.

7. Collateral Agent may, without in any way affecting or limiting this Agreement, and without notice to Landlord, modify, supplement, restate (in whole or in part) or refinance the Credit Agreement.

8. In the event of a default by Tenant under the Lease, Landlord shall accept any curative acts undertaken by or at the instigation of Collateral Agent in accordance with the terms of this Agreement as if they had been undertaken by Tenant.

9. If Landlord shall elect to terminate the Lease by reason of any default of Tenant, Lender shall have the following rights (exercisable in Collateral Agent’s sole discretion):

(a) to nullify any notice of termination by curing such default prior to the effective date of termination; and

(b) to postpone and extend the specified date for such termination as fixed by Landlord in its notice of termination, for a period of not more than sixty (60) days, provided that Collateral Agent shall agree with Landlord (by giving a notice to that effect to Landlord) before the effective date of termination, to accomplish the following within the times hereinafter provided and shall, in fact, accomplish the following in a timely manner:

(i) cure or cause to be cured within thirty (30) days of such notice any then-existing monetary defaults of which Collateral Agent has knowledge;

(ii) pay or cause to be paid during such 60-day period any rent and other monetary obligations of Tenant under the Lease, as the same fall due;

(iii) promptly cure or cause to be cured any other defaults that Collateral Agent can cure and of which Lender has knowledge;

(iv) take steps to acquire or sell Tenant’s interest in the Lease provided that the time period for commencement of such steps shall be extended one day for each day that Collateral Agent is under any statutory or judicial restraint precluding the taking of such steps; and

(v) prosecute to completion with reasonable diligence the steps commenced pursuant to the preceding clause.

If, at the end of such 60-day period, as it may be extended as aforesaid, Collateral Agent shall be actively engaged in steps to acquire or sell Tenant’s interest in the Lease and is in compliance with the other conditions set forth in clauses (i) through (iii) above, the time for completion of such steps shall be further extended upon the same conditions for such period not to exceed thirty (30) days as shall be reasonably necessary to complete such steps with reasonable diligence. If Tenant’s interest is acquired or sold by foreclosure of the Mortgage or otherwise during such 60-day period, as it may be extended as aforesaid, the intended termination of the Lease by Landlord under the aforesaid notice will be automatically nullified, and the Lease will continue as if said notice of termination had never been given.

10. If Tenant fails to exercise an option, if any, to extend the term of the Lease within time period set forth therein for such exercise, then such extension option shall not expire until: (a) Landlord has given Collateral Agent written notice of such failure to exercise; and (b) Collateral Agent has failed for a period of fifteen (15) days following its receipt of such notice to exercise the extension option. Landlord agrees to accept the exercise of an extension option by Collateral Agent within such period.

11. If the Lease, without the consent of Collateral Agent, is terminated for any reason before the end of its stated term, as such stated term may be extended, then Landlord shall, upon written request from Lender made within forty five (45) days after such termination, enter into a new lease of the Premises with Collateral Agent. The new lease shall be on the same terms and conditions as the Lease (including without limitation any rights or options to extend the terms of the lease or acquire the Premises) and shall have the same priority as the Lease. Landlord’s obligation to enter into such a new lease shall be conditioned upon the following: (a) Collateral Agent shall have cured all monetary defaults and commenced, and diligently prosecuted, the cure for all reasonably curable non-monetary defaults; and (b) Collateral Agent shall reimburse Landlord for all reasonable costs and expenses incurred in entering into such new lease.

12. The cancellation, surrender or amendment of the Lease by Tenant shall not be effective as against Lender without the written consent of Collateral Agent.

13. Within fifteen (15) days after written request therefor from Lender, Landlord shall deliver to Lender (and any other party identified by Lender) an estoppel certificate signed by Landlord in form reasonably designated by Collateral Agent that certifies as to: (a) the rent payable under the Lease; (b) the term of the Lease and the rights of Tenant, if any, to extend the Term of the Lease; (c) the nature of any defaults by Tenant alleged by Landlord; and (d) any other matters reasonably requested by Collateral Agent.

14. This Agreement may not be changed or terminated orally and is binding upon, and inures to the benefit of, the parties hereto and each of their respective successors and assigns. Landlord will disclose the terms and provisions of this Agreement to any purchaser or successor to Landlord’s interest in the Premises.

15. All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

16. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that all amounts advanced under the Credit Agreement have been paid in full.

17. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By
Name:
Title:

[CREDIT PARTY]

By
Name:
Title:

By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By
Name:
Title:

By
Name:
Title:

Exhibit A to

Exhibit S

EXHIBIT A TO

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

Legal Description of Premises:

[Landlord to provide]

Exhibit B to

Exhibit S

EXHIBIT B TO

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

Description of Lease: